UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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Uber Technologies, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Uber

On Our Way

2025 PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Uber’s Mission

We reimagine the way the world moves for the better

We are Uber. The go-getters. The kind of people who are relentless about our mission to help people go anywhere and get anything and earn their way. Movement is what we power. It’s our lifeblood. It runs through our veins. It’s what gets us out of bed each morning. It pushes us to constantly reimagine how we can move better. For you. For all the places you want to go. For all the things you want to get. For all the ways you want to earn. Across the entire world. In real time. At the incredible speed of now.

Letter from the Chairperson of the Board

“Uber ended 2024 with its strongest
quarter ever, reaching all-time highs
for trips, Gross Bookings, and
Adjusted EBITDA.”

Dear Stockholders,

On behalf of our entire Board, we thank you for your continued support of Uber. 2024 was a year of continued strong operational performance. Uber ended 2024 with its strongest quarter ever, reaching all-time highs for trips, Gross Bookings, and Adjusted EBITDA. The Company delivered 21% year-over-year growth in four of the last five quarters, and—even more remarkably—its full-year 2024 growth of 21% year-over-year accelerated beyond the strong performance it delivered in 2023. Uber’s performance has been powered by rapid innovation and execution across multiple priorities, including advancing its autonomous vehicles program with multiple new partnerships, including its first international launch.

The Company continued to optimize its capital structure in 2024, achieving investment-grade ratings, and completing its inaugural $4 billion debt offering as an investment-grade company. Notably, in 2024, we started returning cash to shareholders, completing over $1.2 billion of buybacks, as part of a $7 billion repurchase authorization from our Board.

In 2024, we published our third U.S. Safety Report, reflecting our continued commitment to safety. We continued to engage with our stockholders and improve the perception of Uber in the market, with strong support from large and high-quality institutions.

We continued to make progress on the regulatory front. In the U.S., the California Supreme Court upheld Prop 22, and in New York and Massachusetts we reached historic agreements with the Attorneys General that introduced new protections for rideshare drivers in those states, while preserving driver flexibility.

I would like to take this opportunity to offer my heartfelt thanks to our colleague Wan Ling Martello, who will transition off our Board following the 2025 Annual Meeting. Wan Ling has been a Board member since 2017–prior to our IPO–and we are grateful for the wealth of expertise she has brought to the Company during her nearly eight years of dedicated Board service.

We remain as committed as ever to serving our stockholders and the millions of people who interact with our platform every day. Thank you for your investment as an Uber stockholder and your continued support. We look forward to your partnership on this journey together.

Sincerely,

Ronald Sugar

Independent Chairperson
of the Board of Directors

2025 Proxy Statement	1

Notice of 2025 Annual Meeting of Stockholders

Meeting Information

DATE & TIME	LOCATION	RECORD DATE
May 5, 2025	Virtual	March 13, 2025
08:00 a.m. Pacific Time	A live webcast of the Annual Meeting will be available at www.virtualshareholdermeeting.com/UBER2025

Items of Business		Board’s Recommendations

1	To elect the ten director nominees named in this proxy statement.	FOR
2	To approve, by non-binding vote, the compensation paid to the Company’s named executive officers (NEOs) as disclosed in this proxy statement (Say-on-Pay vote).	FOR
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.	FOR

To transact such other business as may properly come before the 2025 Annual Meeting of Stockholders.

To Vote Prior to
Annual Meeting

BY INTERNET

Go to www.proxyvote.com
and follow the instructions

BY TELEPHONE

Call 1-800-690-6903

BY MAIL

Sign, date, and return your proxy
card in the postage-paid envelope

Stockholders may participate in the 2025 Annual Meeting of Stockholders by logging in at www.virtualshareholdermeeting.com/UBER2025.

Please see pages 3 and 72 of this proxy statement for additional information regarding participation in the virtual meeting.

Your vote is very important to us. You can be sure your shares are represented at the meeting if you are a stockholder of record by promptly voting electronically over the internet or by telephone or by returning your completed proxy card in the pre-addressed, postage-paid return envelope (which will be provided to those stockholders who request to receive paper copies of these materials by mail). If your shares are held in street name, return your completed voting instruction card to your broker. If, for any reason, you desire to revoke or change your proxy, you may do so at any time prior to 11:59 p.m. Eastern Time on May 4, 2025. The proxy is solicited by the Board of Directors of Uber Technologies, Inc.

We cordially invite you to attend the meeting.

By Order of the Board of Directors,

Tony West

Chief Legal Officer and Corporate Secretary

San Francisco, CA

March 24, 2025

2	2025 Proxy Statement

Important Information About Uber’s Virtual Annual Meeting

Uber’s 2025 Annual Meeting of Stockholders (Annual Meeting) will be conducted virtually, via live webcast. As a global company with stockholders located around the world, we are focused on providing convenient access and promoting attendance and participation. The Board of Directors (Board) believes that the virtual format enhances attendance and active participation regardless of where a stockholder lives. Similar to prior years, stockholders without an internet connection or a computer will be able to listen to the meeting by calling a toll-free telephone number.

We also intend to provide stockholders with the opportunity to communicate with the Board and management by submitting questions before and during the meeting on the virtual portal. A recording of the Annual Meeting will also be available on our Investor Relations website for one year following the Annual Meeting.

If you were a holder of record of Uber common stock at the close of business on March 13, 2025, you are entitled to participate in the Annual Meeting on May 5, 2025. Below are some frequently asked questions regarding our Annual Meeting.

How can I view and participate in the Annual Meeting? To participate, visit www.virtualshareholdermeeting.com/UBER2025 and log in with your 16-digit control number included in your proxy materials.

When can I join the virtual Annual Meeting? You may begin to log in to the meeting platform beginning at 7:45 a.m. Pacific Time on May 5, 2025. The meeting will begin promptly at 8:00 a.m. Pacific Time on May 5, 2025.

How can I ask questions and vote? We encourage you to submit your questions and vote in advance by visiting www.proxyvote.com. Stockholders may also vote and submit questions virtually during the meeting (subject to time restrictions and to our Rules of Conduct). To participate in the meeting webcast, visit www.virtualshareholdermeeting.com/UBER2025.

What if I lost my 16-digit control number? You will be able to log in as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/UBER2025 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.

What if I don’t have internet access? Please call 1-877-346-6111 (toll free) or 1-213-992-4622 (international) to listen to the meeting proceedings. You will not be able to vote your shares or ask questions during the meeting.

What if I experience technical difficulties? Please call 844-986-0822 (U.S.) or 303-562-9302 (international) for assistance.

Where can I find additional information? For additional information about how to attend the Annual Meeting, please see “Additional Information,” starting on page 72, which includes our Rules of Conduct for our Annual Meeting.

If there are questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints, management will post answers to a representative set of such questions at investor.uber.com. The questions and answers will remain available until Uber’s 2026 Proxy Statement is filed. We also encourage you to read our Annual Report on Form 10-K available at www.proxyvote.com.	Your vote is important to us! Please vote today at www.proxyvote.com

2025 Proxy Statement	3

Forward-looking statements

This proxy statement contains forward-looking statements regarding our corporate performance objectives and future business expectations, including, but not limited to, our electrification and waste reduction goals, goals related to safety improvement, and related time frames. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks, uncertainties, and other factors relate to, among others: investments in new products or offerings, our ability to partner with cities, transit agencies, and micromobility providers, our financial performance and ability to invest in and provide resources to promote electrification and waste reduction, our ability to attract Drivers, Couriers, consumers, and other partners to our platform, competition, and managing our growth and corporate culture, financial performance, our brand and reputation, other legal and regulatory developments, particularly with respect to our relationships with Drivers and Couriers and the impact of the global economy, including rising inflation and interest rates. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this proxy statement is as of the date of this proxy statement, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this proxy statement, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

4	2025 Proxy Statement

Voting Agenda

PROPOSAL 1	Election of Directors
	The Board recommends a vote FOR each of the director nominees listed in this proxy statement to hold office until the 2026 Annual Meeting of Stockholders and until their successors are elected.	See page 13 for more information

PROPOSAL 2	Advisory Vote to Approve 2024 Named Executive Officer Compensation
	The Board recommends a vote FOR the approval, on a non-binding advisory basis, of the 2024 compensation of our named executive officers (NEOs) (Say-on-Pay vote).	See page 31 for more information

PROPOSAL 3	Ratification of Appointment of Independent Registered Public Accounting Firm
	The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025.	See page 70 for more information

2025 Proxy Statement	5

Proxy Statement Summary

2024 Platform Highlights
Autonomous Vehicles		Advertising
Advanced our autonomous vehicles (AV) program with multiple new partnerships, including our first international launch		Launched video journey ads, bringing JourneyTV offerings to over 50,000 vehicles across the U.S.

travelGuide
PRESENTING
60-Second
Getaways.
Ad
Uber
Sleep
Volume
Brightness
8:17pm dropoff

Membership		Multi-product Usage
Launched Uber One membership plans in six new countries, bringing the total number of countries with Uber One membership plans to 34, including all Delivery countries		Consumers who use multiple products on average spend three times as much as those who don’t

30M Members	+60% year-over-year	37% of Uber consumers now use multi-products

6	2025 Proxy Statement

Proxy Statement Summary A Global Tech Platform at Massive Scale

A Global Tech Platform at Massive Scale

(1)	Based on our internal definition of a city, which includes metropolitan areas that include several cities. Countries and cities metrics as of December 31, 2024.
(2)	Growth percentage for Gross Bookings reflected on a constant currency basis.

2025 Proxy Statement	7

Proxy Statement Summary Nominees for Board of Directors

Nominees for Board of Directors

You are being asked to vote on the election of the ten directors listed below. Additional information about each nominee’s background and experience can be found beginning on page 14.

IND CHAIR		IND
Ronald Sugar Former Chairman and CEO, Northrop Grumman Age: 76 Board Tenure: 6.7 Years Committee Memberships: Nominating and Governance (Chair); Compensation	Dara Khosrowshahi CEO, Uber Age: 55 Board Tenure: 7.6 Years Committee Memberships: None	Revathi Advaithi CEO, Flex Ltd. Age: 57 Board Tenure: 4.7 Years Committee Memberships: Audit

IND	IND	IND
Turqi Alnowaiser Deputy Governor and Head of International Investments Division, The Public Investment Fund Age: 48 Board Tenure: 1.4 Years Committee Memberships: Audit	Ursula Burns Co-founder, Integrum Holdings LP; Former Chairman and CEO, VEON Ltd. Age: 66 Board Tenure: 7.5 Years Committee Memberships: Audit; Nominating and Governance	Robert Eckert Operating Partner, FFL Partners LLC; Former CEO, Mattel Age: 70 Board Tenure: 5.0 Years Committee Memberships: Nominating and Governance; Compensation (Chair)

IND	IND	IND
Amanda Ginsberg Operating Partner, Advent International, L.P.; Former CEO, Match Group, Inc. Age: 55 Board Tenure: 5.1 Years Committee Memberships: Compensation	John Thain Founding Partner, Pine Island Capital Partners LLC; Former Chairman and CEO, CIT Group Age: 69 Board Tenure: 7.5 Years Committee Memberships: Audit (Chair)	David Trujillo Partner, TPG Age: 49 Board Tenure: 7.8 Years Committee Memberships: Nominating and Governance; Compensation

IND
Alexander Wynaendts Former CEO and Chairman, Aegon NV Age: 64 Board Tenure: 4.0 Years Committee Memberships: Audit		Note: Age and Board tenure measured as of March 24, 2025. CHAIR Chairperson of the Board IND Independent Director

8	2025 Proxy Statement

Proxy Statement Summary Corporate Governance Highlights

Corporate Governance Highlights

We strive to maintain the highest governance standards in our business. Our commitment to effective corporate governance is illustrated by the following practices:

What We Do	What We Don’t Do

Independent chairperson

Fully independent Audit, Compensation, and Nominating and Governance Committees that meet at least quarterly

Annual elections for all directors

Directors elected by majority vote in uncontested elections

Board oversight of management succession planning

Board, committee, and individual director evaluation process

Stock ownership guidelines for directors and executive officers

Incorporate performance metrics tied to our values into executive compensation, including goals related to safety and electrification

Clawback Policy in our executive compensation program that exceeds the Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE) requirements

Permit shareholders who own at least 25% of the aggregate voting power of our securities and satisfy other requirements set forth in our bylaws to call a special meeting

Proxy access that allows a stockholder or a group of up to 20 stockholders continuously holding at least 3% of our voting stock for three years or more to nominate up to two directors or 20% of our Board

Dual class stock

Allow hedging of Uber stock by directors or employees

Allow pledging of Uber stock by directors or employees for margin loans or similar speculative transactions

Have a stockholder rights plan (poison pill)

Have a classified board

Require a supermajority vote to amend our bylaws or certificate of incorporation

Require a supermajority vote to remove directors

Governance Strategy and Engagement

It is imperative that Uber’s Board has the skills, knowledge, and expertise to oversee issue areas that are most important to our stockholders. Our Board recognizes that effective management of and governance over Uber’s fundamental risks and opportunities is key to our long-term success as a company and delivering value to our stockholders. Our Board is actively engaged in overseeing such risks and opportunities so that they can effectively provide feedback on our overall strategy, commitments, and specific risks that may arise from our business and operations.

The chart below summarizes the Board and each committee’s primary responsibility over these key areas:

	Audit	Compensation	Nominating & Governance	Full Board
Artificial Intelligence
Autonomous Vehicles
Cybersecurity
Data Privacy
Driver & Courier Well-being
Electrification & Waste Reduction
Ethics & Compliance
Human Capital Management
Regulatory Environment
User Safety

2025 Proxy Statement	9

Proxy Statement Summary Corporate Governance Highlights

Below is a summary of the primary oversight responsibilities of the Board and its committees for each area of focus.

Artificial Intelligence	The Board receives regular updates on our use and governance of AI, including responsible development, deployment, and governance of AI technology, and associated risks and strategy.

Autonomous Vehicles	The Board regularly receives reports or updates regarding autonomous vehicles (AVs) from management, including Uber’s Senior Vice President of Mobility and Business Operations. These reports and updates include a combination of topics regarding Uber’s autonomous mobility and delivery strategy and growth, encompassing the industry landscape, domestic and international engagements, and the expansion of current AV partnerships. Additionally, the Audit Committee receives reports related to AVs and briefs the entire Board on these matters.

Cybersecurity	Our Board oversees our efforts to address cybersecurity risk through the oversight of our senior management team, and Uber’s risk profile with respect to cybersecurity matters, through regular reports and reviews. Our Chief Information Security Officer provides reports to the Audit Committee and the Board on an alternating quarterly basis, and such reports include a range of cybersecurity activities, such as threat environment and vulnerability assessments, projects to strengthen internal cybersecurity, evaluations of cybersecurity implications of our products and offerings, and the coordination of management’s efforts to monitor, detect, and prevent cyber threats to our Company. Additionally, our Chief Privacy Officer provides reports to the Board on an annual basis and as requested from time to time.

Data Privacy	The Board receives reports or reviews from Uber’s Chief Privacy Officer at least annually.

Driver & Courier Well-being	The Board receives regular updates on Driver and Courier well-being throughout the year.

Electrification & Waste Reduction	The Board and the Nominating and Governance Committee oversee our approach to our electrification and waste reduction strategies. Both the full Board and the Nominating and Governance Committee periodically receive updates on policy and regulatory trends at the local, state, and national levels, and Uber’s strategy and progress.

Ethics & Compliance	The Audit Committee oversees a variety of ethics and compliance matters and receives regular reports from the Chief Ethics, Compliance, & Security Officer. These reports include updates on our compliance with applicable laws and regulations and our compliance framework and program development, including oversight of our systems and controls for ethical behavior and the prevention of bribery. Additionally, the Audit Committee is informed of and oversees the investigation and follow-up (including disciplinary action) of any instances of material non-compliance, including violations of Uber’s Business Conduct Guide. This oversight includes the review of any ongoing examinations by regulatory authorities and the Company’s response. The Audit Committee regularly briefs the entire Board on these matters.

Human Capital Management	The Compensation Committee is actively engaged in overseeing our people and culture strategy. The Compensation Committee regularly reviews and reports back to the Board on a broad range of human capital management topics, including talent management, culture, employee engagement, development, and retention, among other topics.

Regulatory Environment	The Board and Audit Committee oversee risk management, including Uber’s compliance with applicable laws and regulations. The Board receives regular updates from our Chief Legal Officer and our Chief Marketing Officer and SVP, Public Affairs. Regulatory issues are also discussed with the Board multiple times each year through our Enterprise Risk Management program.

User Safety	The Board receives updates at least annually and is actively engaged in user safety. The Board and Audit Committee oversee risk management, including user safety. The Board and management deeply understand the importance of safety, which is why safety is tied to our Company values and is a performance metric included in our executive compensation program. Our Senior Vice President of Core Services and our Head of Safety report to the Board on Uber’s Safety Management System, including updates on Uber’s safety policies, safety risk management, controls, and safety assurance, including reporting on critical safety incidents like motor vehicle fatalities, physical assault fatalities, and critical sexual assaults.

10	2025 Proxy Statement

Proxy Statement Summary Executive Compensation Highlights

Executive Compensation Highlights

Our executive compensation program reflects our commitment to our pay-for-performance philosophy and promotes the creation of long-term stockholder value, while attracting and retaining a highly talented team of executives. Our Compensation Committee regularly seeks and evaluates ways to evolve our executive compensation program in order to support our philosophy, improve our compensation governance, and drive performance, including by consistently engaging with our stockholders and soliciting feedback. The following is a selection of notable highlights of our executive compensation program. A full discussion of our executive compensation program can be found beginning on page 33 in the section titled “Compensation Discussion & Analysis.”

●	Pay-for-performance philosophy. We motivate our executives to achieve the Company’s short- and long-term objectives by linking a significant portion of their compensation to key performance indicators, including financial, strategic, and operational goals, measured both at a Company-wide level and at an individual level, and awarding them based on actual performance against these goals. In 2024, we included goals related to Gross Bookings, Adjusted EBITDA, Adjusted EBITDA less stock-based compensation expense (SBC), electrification, safety, the expansion of our membership program, and improvements to the Driver and Courier experience, among others.
●	Evolution and flexibility. A critical component of our compensation structure is the flexibility to allow our compensation program to evolve in parallel with the ever-changing technology landscape and dynamic market in which we operate. Looking into 2025, we are continuing to align our compensation program with the achievement of our evolving strategic and operational priorities by adding goals to our 2025 Annual Cash Bonus Plan related to insurance savings and AVs.
●	At-risk compensation. In 2024, 96% of our CEO’s target total direct compensation was variable and at risk, and on average, 92% was variable and at risk for our other NEOs who were eligible to receive equity grants as part of their 2024 compensation. Additionally, in 2024 we increased the performance-based restricted stock unit (PRSU) portion of our CEO’s annual equity award grant to more than 50%, resulting in more than 77% of our CEO’s target annual equity opportunity being subject to total stockholder return (TSR) and performance-based achievement through both stock option awards and PRSU awards.
●	Enhanced clawback policy. In order to ensure executive accountability and discourage unnecessary and excessive risk taking, we maintain a robust clawback policy applicable to certain cash and equity compensation awarded to our executive officers, exceeding both SEC and NYSE requirements.
●	Inclusion of SBC metric. Our Annual Cash Bonus Plan includes SBC as a metric (i.e., Adjusted EBITDA less SBC) in our Company financial goals, demonstrating our implementation of stockholder feedback received during our extensive engagement, as well as our commitment to GAAP operating income profitability.
●	Stock ownership guidelines. We maintain stock ownership guidelines for our executive officers and directors, including a rigorous ten times base salary requirement for our CEO, as well as stock retention guidelines. We also prohibit Company employees, including our executive officers and directors, from pledging and hedging Company shares, and maintain an insider trading policy designed to promote compliance with regulations and applicable listing standards.
●	Capped incentive-based payouts. Our Annual Cash Bonus Plan overall payout is capped at 200%, and our performance-based equity awards are capped at a maximum payout of 150%. In 2024, our 2022 PRSUs completed their performance period and, after the application of the relative total stockholder return (rTSR) modifier, would have paid out at approximately 159%. However, because we believe it is best practice and in line with our stockholders’ values to cap the payouts of our incentive award opportunities, our 2022 PRSUs paid out at 150%.

2025 Proxy Statement	11

Proxy Statement Summary Stockholder Engagement in 2024

Stockholder Engagement in 2024

Stockholder Engagement Feedback Cycle

We believe that effective corporate governance includes proactive outreach and constructive engagement with our stockholders to elicit feedback and insights on the topics most relevant and important to them. Feedback received from these engagements is then summarized and shared with our broader team of executives and our Board. This approach allows Uber to more fully understand and thoughtfully consider a broad range of perspectives and issues, such as our overall corporate strategy and governance structure, operating performance, executive compensation, and the management of risks and opportunities. These engagements drive increased corporate accountability, improve decision-making, and ultimately assist in creating long-term stockholder value.

How we engaged with stockholders

1	Year-round responsive engagement with our stockholders
2	Regularly reported our stockholders’ views to management and our Board
3	Our Independent Chairperson and Executive Leadership Team participated in stockholder outreach
4	Engaged with analysts through quarterly conference calls and our Investor Relations website, and held meetings to discuss profitability and free cash flow trajectory, capital allocation, and financial and operational performance
5	Met with stockholders representing approximately 60% of our outstanding shares
6	Published an update on key business activities and initiatives, including our third U.S. Safety Report

Comprehensive Engagement

The following topics were of highest interest during our year-round engagements with stockholders.

Artificial Intelligence	Autonomous Vehicles	Corporate Governance	Cybersecurity	Data Privacy

Driver & Courier Well-being	Electrification & Waste Reduction	Ethics & Compliance	Executive Compensation	Human Capital Management

Operating Performance	Regulatory Environment	Risks & Opportunities	Strategy	User Safety

Examples of What We Heard in 2024	How We Responded
Encouraged to enhance stockholder rights	Amended and restated our bylaws in February 2024 to add stockholder right to call a special meeting.
Encouraged to continue transparency around our electrification and waste reduction strategy	Launched a reassessment of our electrification and waste reduction impacts, risks, and opportunities analysis, introducing scenarios across global Mobility, Delivery, and Freight markets, and updated our disclosures to provide insight into our strategy and progress.
Encouraged to provide more information on feedback cycles and how we engage with Drivers and Couriers	Continued to prioritize engagement and listening sessions with Drivers and Couriers around the world and conducted surveys to gather valuable feedback. This feedback directly contributed to app improvements and enhancements in 2024, such as Rider Verification, PIN Verification, two-way rating system, and an enhanced deactivation process focused on fairness and elevating the Driver and Courier voice.
Encouraged to share how our investments in safety lead to direct benefits for Uber’s business	Highlighted ongoing work in rider identity verification, and strengthening of Driver and Courier identity verification. Maintained our commitment to safety disclosures with the publication of our third U.S. Safety Report. Standing for safety is one of our core values as a Company. We continue to engage with our stockholders and other stakeholders to provide meaningful disclosures. Our safety reports are available at www.uber.com.
Encouraged to share information on how Uber is monitoring and governing its use of Artificial Intelligence	Introduced disclosure on how Uber uses, governs, and oversees AI throughout our products, platform, and operations. Introduced additional employee training on the risks, opportunities, and correct use of AI. Also launched a stand-alone, public-facing AI webpage featuring our approach to AI governance, AI and machine learning related blog posts, and an external auditing report from ORCAA (O’Neil Risk Consulting & Algorithmic Auditing). Our updated Global Human Rights Policy will include discussion and use of AI. Additionally, we publicly released our Responsible AI Principles.
Encouraged to share more on Uber’s AV strategy	Uber’s vision for AVs is one of a shared, electric, and multimodal future, with AVs operating alongside Drivers and Couriers. In 2024, Uber collaborated with partners who share our values and believe in the potential for autonomous technology to create positive outcomes for our communities. We intend to ensure that this transition happens with the appropriate safety diligence and oversight. For more information on safety practices, please review our Safety Guidelines for Autonomous Mobility and Delivery Providers on the Uber Platform, found at www.uber.com/us/en/autonomous/.
Encouraged to share more on supply chain risk management	As part of our commitment to continuous improvement, the Ethics and Compliance organization will update our Global Human Rights Policy and Modern Slavery statements.

12	2025 Proxy Statement

Board and Governance Matters

PROPOSAL 1 Election of Directos

Our Board has nominated the ten director nominees listed below for election at the 2025 Annual Meeting. Each of the director nominees currently serves on the Board. The current term of all directors will expire at the 2025 Annual Meeting when their successors are elected, and the Board has nominated each of these individuals for a new one-year term that will expire at the 2026 Annual Meeting of Stockholders when their successors are elected.

Each of the director nominees identified in this proxy statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a director if elected by the Company’s stockholders. If any nominee becomes unable or for good cause unwilling to serve between the date of the proxy statement and the 2025 Annual Meeting, the Board may designate a new nominee, and the persons named as proxies will vote on that substitute nominee.

Vote Required & Recommendation of the Board

To be elected, each director nominee requires the affirmative vote of the majority of votes properly cast (i.e., the number of shares voted “FOR” the nominee must exceed the number of shares voted “AGAINST” the nominee). Abstentions and “broker non-votes” will have no effect on the outcome of the vote.

Majority Voting for Directors

In an uncontested election, each director will be elected by a majority of the votes cast. If an incumbent director in an uncontested election fails to receive the required vote for re-election, our Board will evaluate whether it should accept the director’s resignation, which must be tendered to our Board pursuant to our governance documents. Our Board may consider any factors it deems relevant in deciding whether to accept a resignation from such director.

Our Board recommends a vote “FOR” each of the ten director nominees.

Name	Age	Position
Ronald Sugar(1)(2)	76	Independent Chairperson of the Board
Revathi Advaithi(3)	57	Director
Turqi Alnowaiser(3)	48	Director
Ursula Burns(2)(3)	66	Director
Robert Eckert(1)(2)	70	Director
Amanda Ginsberg(1)	55	Director
Dara Khosrowshahi	55	Director and Chief Executive Officer
John Thain(3)	69	Director
David Trujillo(1)(2)	49	Director
Alexander Wynaendts(3)	64	Director

(1)	Compensation Committee member
(2)	Nominating and Governance Committee member
(3)	Audit Committee member

2025 Proxy Statement	13

Board and Governance Matters

Director Skills, Experience & Background

Uber has an expansive set of director skills and experience on the Board. Listed below are certain skills and experiences that we consider important for our Board in light of our current business and structure.

Skills, Experience & Background

Consumer and Digital Experience Background in the development and improvement of consumer experiences with a company’s products, services, and brand, including through a digital interface.	7
Financial Expertise Knowledge of financial markets, financing operations and accounting, and financial reporting processes.	10
Global Company Leadership Leadership experiences on public company boards or as chief executive officer or operating executive at organizations that operate on a global scale and face significant competition, utilize technology, or have other rapidly evolving business models.	10
Government, Policy, and Regulatory Experience Experience navigating a complex legal and regulatory landscape worldwide.	6
Innovation and High-Growth Experience Experience in identifying and developing emerging products, technologies, and business models, and generating disruptive innovation.	8
Sustainability and Human Capital Management Experience in corporate responsibility, human capital management, and managing sustainability initiatives.	8
Technology and Cybersecurity Experience Experience with technology, information security, and data privacy.	5

Demographics

Board Tenure*	Director Age*	Board Independence

*	Board tenure and age measured as of March 24, 2025.
**	Does not include Mr. Khosrowshahi, 55, as he is not an independent director.

14	2025 Proxy Statement

Board and Governance Matters Our Board of Directors

Our Board of Directors

Director Nominees

The Board recommends a vote FOR each of the following director nominees to hold office until the 2026 Annual Meeting of Stockholders and until their successors are elected.

Biographies of our Director Nominees

Skills Legend
Consumer and Digital Experience	Innovation and High-Growth Experience
Financial Expertise	Sustainability and Human Capital Management
Global Company Leadership	Technology and Cybersecurity Experience
Government, Policy, and Regulatory Experience

Ronald Sugar

Former Chairman and CEO, Northrop Grumman Age: 76 Director Since: July 2018 Committee Memberships: Nominating and Governance (Chair); Compensation Other Public Company Boards: ● Apple Inc.

Biography

Dr. Sugar has served as the Independent Chairperson of our Board since July 2018. Dr. Sugar was Chairman of the board and Chief Executive Officer of Northrop Grumman Corporation, a global aerospace and defense company, from 2003 until his retirement in 2010, and President and Chief Operating Officer from 2001 until 2003. He was President and Chief Operating Officer of Litton Industries, Inc. from 2000 until the company was acquired by Northrop Grumman Corporation in 2001. Prior to that time, he served as Chief Financial Officer of TRW Inc. Dr. Sugar is also an adviser to Ares Management LLC, Bain & Company, and formerly to Singapore’s Temasek Investment Company. He is a trustee of the University of Southern California, board of visitors member of the University of California, Los Angeles Anderson School of Management, past Chairman of the Aerospace Industries Association, and a member of the National Academy of Engineering. Dr. Sugar currently serves on the board of Apple Inc. He previously served on the board of Air Lease Corporation from 2010 to 2020, the board of Chevron Corporation from 2005 to 2023, and the board of Amgen, Inc. from 2010 to 2024.

Qualifications

Dr. Sugar was selected to serve on our Board because of his experience as the leader of a global company, particularly as Chairman of the board and Chief Executive Officer of Northrop Grumman Corporation; his innovation, technology, and high-growth experience; his consumer and digital experience, particularly his experience on Apple’s board; his financial expertise; and his government, policy, and regulatory experience.

Skills

2025 Proxy Statement	15

Board and Governance Matters Our Board of Directors

Revathi Advaithi

CEO, Flex Ltd. Age: 57 Director Since: July 2020 Committee Memberships: Audit Other Public Company Boards: ● Flex Ltd.

Biography

Ms. Advaithi has served on our Board since July 2020. Ms. Advaithi has been Chief Executive Officer and a director of Flex Ltd., a manufacturer that delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets, since 2019. Prior to joining Flex, Ms. Advaithi was President and Chief Operating Officer, Electrical Sector, of Eaton Corporation plc, a power management company, a position she held from 2015 until 2019. Prior to that role, she was President of Electrical Sector, Americas, of Eaton from 2012 through 2015; President of Electrical Sector, Asia Pacific, from 2009 to 2012; and Vice President and General Manager between 2008 and 2009. Between 2002 and 2008, Ms. Advaithi worked at Honeywell, where she held several senior roles within the sourcing and supply chain functions of the aerospace sector before being named Vice President and General Manager of Honeywell’s Field Solutions business in 2006. She held various other roles at Eaton between 1995 and 2002.

Qualifications

Ms. Advaithi was selected to serve on our Board due to her leadership experience as Chief Executive Officer of a large global technology company and her experience in engineering, operations, logistics, international management, and technology more generally.

Skills

Turqi Alnowaiser

Deputy Governor and Head of International Investments Division, The Public Investment Fund

Age: 48

Director Since:

November 2023

Committee Memberships:

Audit

Other Public Company Boards:

●  Lucid Group, Inc.

●  Hapag-Lloyd AG

Biography

Mr. Alnowaiser has served on our Board since November 2023. Mr. Alnowaiser has served as Deputy Governor and Head of the International Investments Division at The Public Investment Fund, a sovereign wealth fund of the Kingdom of Saudi Arabia, since June 2021, and previously served as Head of International Investments at The Public Investment Fund from October 2016 to June 2021. Mr. Alnowaiser previously served as Senior Advisor at The Public Investment Fund from October 2015 to September 2016, prior to which he held several executive roles at Saudi Fransi Capital, a leading financial services firm based in Saudi Arabia, including as Head of Asset Management. Before his career at Saudi Fransi Capital, Mr. Alnowaiser specialized in developing, managing, and regulating various financial products across asset classes at Morgan Stanley, the Capital Market Authority of Saudi Arabia, and the Saudi Industrial Development Fund. Mr. Alnowaiser has served on the board of Lucid Group, Inc., since April 2019 and has served as Chairman of Lucid’s board since April 2023. Mr. Alnowaiser has also served on the board of Hapag-Lloyd AG since February 2018.

Qualifications

Mr. Alnowaiser was selected to serve on our Board due to his financial services, regulatory, and operational experience, particularly in his roles at The Public Investment Fund and his leadership experience in the Middle East.

Skills

16	2025 Proxy Statement

Board and Governance Matters Our Board of Directors

Ursula Burns

Co-founder, Integrum Holdings LP;
Former Chairman and CEO, VEON Ltd.

Age: 66

Director Since:

October 2017

Committee Memberships:

Nominating and Governance; Audit

Other Public Company Boards:

●  Endeavor Group Holdings, Inc.

●  IHS Holdings Limited

●  Taiwan Semiconductor Manufacturing Company Ltd.

Biography

Ms. Burns has served on our Board since October 2017. In April 2021, Ms. Burns co-founded Integrum Holdings LP, an investment firm focused on partnering with technology-enabled services companies. Previously, she was Chairman of VEON Ltd., an international telecommunications and technology company, from 2017 to 2020, during which time she served as Executive Chairman from March 2018 to December 2018, and was Chief Executive Officer from 2018 to 2020. Ms. Burns was Chairman of Xerox Corporation from 2009 to 2017 and Chief Executive Officer from 2009 to 2016, prior to which she advanced through many engineering and management positions after joining the company in 1980. U.S. President Barack Obama appointed Ms. Burns to help lead the White House national program on STEM (Science, Technology, Engineering and Math) from 2009 to 2016, and she served as Chair of the President’s Export Council from 2015 to 2016 after serving as Vice Chair from 2010 to 2015. Ms. Burns currently serves on the boards of Endeavor Group Holdings, Inc.; IHS Holdings Limited; and Taiwan Semiconductor Manufacturing Company Ltd. She previously served on the boards of American Express Company from 2004 to 2018, Nestlé S.A. from 2017 to April 2021, VEON Ltd. from 2017 to 2020, Xerox Corporation from 2007 to 2017, Plum Acquisition Corp. I from 2021 to 2023, and Exxon Mobil Corporation from 2012 to 2023.

Qualifications

Ms. Burns was selected to serve on our Board because of her experience as the leader of a global company, particularly her experience as Chairman and Chief Executive Officer of Xerox, her technology and digital experience, her financial expertise, and her government, policy, and regulatory experience.

Skills

Robert Eckert

Operating Partner, FFL Partners, LLC; Former CEO, Mattel

Age: 70

Director Since:

March 2020

Committee Memberships:

Nominating and Governance; Compensation (Chair)

Other Public Company Boards:

●  Amgen, Inc.

●  Levi Strauss & Co.

Biography

Mr. Eckert has served on our Board since March 2020. Mr. Eckert has been an Operating Partner of FFL Partners, LLC, a private equity firm, since 2014. Mr. Eckert is also Chairman Emeritus of Mattel, Inc., a role he has held since 2013. He was Mattel’s Chairman and Chief Executive Officer from 2000 until 2011, and he continued to serve as its Chairman until 2012. He previously worked for Kraft Foods, Inc. for 23 years, and served as President and Chief Executive Officer from 1997 until 2000. From 1995 to 1997, Mr. Eckert was Group Vice President of Kraft Foods, and from 1993 to 1995, he was President of the Oscar Mayer foods division of Kraft Foods. Mr. Eckert currently serves on the boards of Amgen, Inc., Levi Strauss & Co., and Quinn Company. He previously served on the board of McDonald’s Corporation from 2003 to 2023.

Qualifications

Mr. Eckert was selected to serve on our Board due to his leadership experience as Chief Executive Officer of large global public companies; his extensive experience leading global consumer brands at Mattel and Kraft; his financial expertise as a partner of FFL Partners, LLC; and his government, policy, and regulatory experience.

Skills

2025 Proxy Statement	17

Board and Governance Matters Our Board of Directors

Amanda Ginsberg

Operating Partner, Advent International, L.P.; Former CEO, Match Group, Inc.

Age: 55

Director Since:

February 2020

Committee Memberships:

Compensation

Other Public Company Boards:

●  ThredUp Inc.

●  Universal Music Group N.V.

Biography

Ms. Ginsberg has served on our Board since February 2020. Ms. Ginsberg has been an Operating Partner of Advent International, L.P. since 2022. Ms. Ginsberg was Chief Executive Officer of Match Group, Inc. from 2017 to 2020. Prior to this role, she was Chief Executive Officer of Match Group Americas from 2015 to 2017, where she was responsible for the Match U.S. brand, Match Affinity Brands, OkCupid, PlentyOfFish, ParPerfeito, and overall North and South American expansion. Previously, she was the Chief Executive Officer of The Princeton Review from 2014 to 2015, where she expanded its services to include online services, including tutoring and college counseling for a new generation of students. Ms. Ginsberg currently serves on the board of ThredUp Inc. and the board of Universal Music Group N.V. She previously served on the boards of Care.com from 2012 to 2014; J.C. Penney from 2015 to 2020; Match Group, Inc. from 2017 to 2020; and Z-Work Acquisition Corp from 2020 to 2022.

Qualifications

Ms. Ginsberg was selected to serve on our Board principally based on her extensive operational, innovation, and high-growth experience with consumer and digital companies and her global company leadership, including serving as Chief Executive Officer of a leading provider of internet-based dating products and a leading test preparation company and on-demand learning solutions company.

Skills

Dara Khosrowshahi

CEO, Uber Age: 55 Director Since: September 2017 Committee Memberships: None Other Public Company Boards: ● Expedia Group, Inc. ● Grab Holdings Ltd.

Biography

Mr. Khosrowshahi has served as our Chief Executive Officer and a member of our Board since September 2017. Prior to joining Uber, Mr. Khosrowshahi was President and Chief Executive Officer of Expedia Group, Inc., an online travel company, from 2005 to 2017. From 1998 to 2005, Mr. Khosrowshahi served in several senior management roles at IAC/InterActiveCorp, a media and internet company, including Chief Executive Officer of IAC Travel, a division of IAC/InterActiveCorp, from January 2005 to August 2005; Executive Vice President and Chief Financial Officer of IAC/InterActiveCorp from 2002 to 2005; and as IAC/InterActiveCorp’s Executive Vice President, Operations and Strategic Planning, from 2000 to 2002. He worked at Allen & Company LLC from 1991 to 1998, where he was Vice President from 1995 to 1998. Mr. Khosrowshahi currently serves on the boards of Expedia Group, Inc. and Grab Holdings Ltd. He was a member of the supervisory board of trivago, N.V. from 2016 to 2017 and previously served on the boards of the following companies: Aurora Innovation, Inc. from 2021 to 2024; the New York Times Company from 2015 to 2017; and TripAdvisor, Inc. from 2011 to 2013.

Qualifications

Mr. Khosrowshahi was selected to serve on our Board based on the perspective and experience he brings as our Chief Executive Officer and as a former leader of Expedia, a global company; his innovation, technology, and high-growth experience; his consumer and digital experience; and his financial expertise.

Skills

18	2025 Proxy Statement

Board and Governance Matters Our Board of Directors

John Thain

Founding Partner, Pine Island Capital Partners LLC; Former Chairman and CEO, CIT Group

Age: 69

Director Since:

October 2017

Committee Memberships:

Audit (Chair)

Other Public Company Boards:

●  Deutsche Bank AG

Biography

Mr. Thain has served on our Board since October 2017. Mr. Thain is the Founding Partner of Pine Island Capital Partners LLC, a private investment firm, and has served as Chairman since 2017. He was Chairman and Chief Executive Officer of CIT Group from 2010 until 2016. In 2009, prior to joining CIT Group, he was President of Global Banking, Securities and Wealth Management for Bank of America. From December 2007 to January 2009, prior to its merger with Bank of America, Mr. Thain was Chairman and Chief Executive Officer of Merrill Lynch & Co., Inc. From 2006 to 2007, he was Chief Executive Officer and a director of NYSE Euronext, Inc. following the NYSE Group and Euronext N.V. merger. He joined the New York Stock Exchange in 2004, serving as Chief Executive Officer and a director. From 2003 through 2004, Mr. Thain was the President and Chief Operating Officer of The Goldman Sachs Group Inc., and from 1999 through 2003 he was President and Co-Chief Operating Officer. From 1994 to 1999, he was Chief Financial Officer and Head of Operations, Technology and Finance, and from 1995 to 1997 he was also Co-Chief Executive Officer for European operations for The Goldman Sachs Group, L.P. Mr. Thain currently serves on the supervisory board of Deutsche Bank AG. He previously served on the board of Goldman Sachs Group Inc. from 1998 to 2004.

Qualifications

Mr. Thain was selected to serve on our Board because of his experience as Chief Executive Officer of several global companies; his financial expertise from his roles at CIT Group, Merrill Lynch, and NYSE Euronext; and his government, policy, and regulatory experience.

Skills

David Trujillo

Partner, TPG Inc. Age: 49 Director Since: June 2017 Committee Memberships: Nominating and Governance; Compensation Other Public Company Boards: ● TPG Inc.

Biography

Mr. Trujillo has served on our Board since June 2017. Mr. Trujillo is a Partner and member of the Executive Committee and board of TPG Inc., a private equity firm with $239 billion in assets under management. He is Co-Managing Partner of TPG Growth, Co-Managing Partner of TTAD (TPG Technology Adjacencies), and Managing Partner of TDM (TPG Digital Media), and he leads the firm’s Internet, Digital Media, and Communications private equity investing efforts. He joined TPG in 2006 and has been a private equity investor for over 25 years, including at GTCR (Golder, Thoma, Cressey, Rauner) prior to joining TPG. Mr. Trujillo is currently a director of the following non-public companies: Calm, Creative Planning, DirecTV, Entertainment Partners, Homrich Berg, Initial Group, Ipsy, and Musixmatch. Mr. Trujillo led TPG’s historic investments in Airbnb, Astound Broadband, CAA (Creative Artists Agency), GMR (Global Music Rights), and Spotify.

Qualifications

Mr. Trujillo was selected to serve on our Board based on his experience leading TPG’s investment in Uber in 2013, and because of his extensive experience in technology, high-growth, consumer, and digital companies, such as Airbnb and Spotify, as well as his financial expertise as a Partner of TPG.

Skills

2025 Proxy Statement	19

Board and Governance Matters Our Board of Directors

Alexander Wynaendts

Former CEO and Chairman, Aegon NV Age: 64 Director Since: March 2021 Committee Memberships: Audit Other Public Company Boards: ● Air France-KLM SA ● Deutsche Bank AG

Biography

Mr. Wynaendts has served on our Board since March 2021. From 2008 to 2020, he was Chief Executive Officer and Chairman of the management and executive boards of Aegon NV, one of the world’s leading providers of life insurance, pensions, and asset management. From 2007 to 2008, Mr. Wynaendts was Chief Operating Officer at Aegon. He was appointed as a member of Aegon’s executive board in 2003, overseeing the company’s international growth strategy. He joined Aegon in 1997 as Senior Vice President for Group Business Development. Prior to Aegon, Mr. Wynaendts began his career in 1984 with ABN AMRO Bank, working in Amsterdam and London in the Dutch bank’s capital markets, asset management, corporate finance, and private banking operations. He currently serves as Chair of the Supervisory Board of Uber Payments BV, the Company’s indirect subsidiary in the Netherlands, which holds an e-money license and processes payments for the Company’s operations in Europe. Mr. Wynaendts currently serves on the board of Air France-KLM SA and the Supervisory Board of Deutsche Bank AG, where he serves as Chairman. He formerly served on the board of Citigroup Inc. from 2016 to 2021.

Qualifications

Mr. Wynaendts was selected to serve on our Board based on his extensive operational experience, including serving as both Chief Executive Officer and Chief Operating Officer of Aegon, a global provider of life insurance, pensions, and asset management, and his extensive government, policy, and regulatory experience.

Skills

Board Composition and Refreshment

Director Independence Determination

Our Board has determined that, applying the standards adopted by the NYSE, each of the following directors is independent:

Revathi Advaithi Turqi Alnowaiser	Ursula Burns Robert Eckert	Amanda Ginsberg Wan Ling Martello(1)	Ronald Sugar John Thain	David Trujillo Alexander Wynaendts

(1)	Ms. Martello has decided not to stand for re-election at the 2025 Annual Meeting of Stockholders.

Our Board has determined that Dara Khosrowshahi is not independent.

Board Composition and Nomination

Under our corporate governance guidelines, the Nominating and Governance Committee considers several key criteria when evaluating the composition of our Board, including (i) integrity, (ii) sound business judgment, (iii) commitment to the highest ethical standards, (iv) professional background, (v) skills and relevant business experience, (vi) ability and willingness to commit time to the Board and represent long-term interests of stockholders, and (vii) expected contributions to the Board. For a company like ours, which operates in over 70 countries, each director contributes to the Board by providing their unique perspectives based on personal and professional experiences and backgrounds. In furtherance of this, the Nominating and Governance Committee conducts self-evaluations annually in order to assess the Board’s and its committees’ composition, performance, and effectiveness. In addition, the Nominating and Governance Committee oversees Board succession planning and the recruitment of potential candidates, and considers the selection criteria outlined above in evaluating each potential candidate.

20	2025 Proxy Statement

Board and Governance Matters Corporate Governance

Corporate Governance

Board Structure & Operations

Our corporate governance guidelines provide that the roles of chairperson of the Board and Chief Executive Officer (CEO) must be held by separate persons, and the chairperson of our Board must be independent. Dr. Sugar currently serves as the Independent Chairperson of our Board. In this role, he provides independent leadership and oversight of the Board and serves as a liaison between our Board and senior management. An independent chairperson helps enable independent directors to raise issues and concerns to the independent chairperson for consideration by our Board before involving senior management.

Board, Committee & Director Performance

Our Board recognizes the importance of a comprehensive self-assessment framework for maintaining optimal Board effectiveness and to ensure that each individual director is able to effectively discharge his or her duties in supporting the Company and its objectives. Our Nominating and Governance Committee oversees ongoing review of the performance of our Board, committees, and each individual director, including oversight of the annual self-evaluation process and the implementation and review of our corporate governance guidelines.

Board Evaluation Process

Every year, each director participates in evaluations of the Board, each standing committee, and each individual director that allow for individual director feedback and promote collective discussion on a number of important topics relating to the Board and the Company, including the effectiveness of the Board, the committees, and each individual director and opportunities for improvement. The components of the self-evaluation process are outlined below.

Evaluation Results

The Board and each committee began the most recent annual evaluation process in the fourth quarter of 2024 and completed the process in February 2025. The Board and each committee, after individual one-on-one discussions and discussion involving the full Board, were satisfied with their performance and the performance of each individual director, and the Nominating and Governance Committee proposed for ten of the eleven current directors to stand for re-election at the 2025 Annual Meeting. In February 2025, Wan Ling Martello informed us that she would not stand for re-election at the 2025 Annual Meeting.

Our Board is committed to ensuring that the right mix of skills, background, and experience is represented on the Board and its committees. This self-evaluation process has played an integral part of our Board refreshment since 2019 and is reflected by the addition of five new directors to our Board since early 2020, including the most recent addition in November 2023.

2025 Proxy Statement	21

Board and Governance Matters Corporate Governance

Committees of the Board

To support effective governance, our Board delegates certain of its responsibilities to committees. We have three standing committees—the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee—and may from time to time form other committees. The committee charter for each of the three standing committees is available on our Investor Relations website, investor.uber.com. Consistent with our corporate governance guidelines and the requirements of our committee charters, all members of the Audit, Compensation, and Nominating and Governance Committees are independent. The Nominating and Governance Committee recommends committee composition and committee chairs to the Board at least annually. The Board and each committee have the authority to engage, and approve the fees of, independent legal, financial, or other advisors as they may deem necessary, without consulting with or obtaining the approval of management.

Committee Composition

	Audit(1)	Nominating & Governance	Compensation
Ronald Sugar (Independent Chairperson)
Revathi Advaithi
Turqi Alnowaiser
Ursula Burns
Robert Eckert
Amanda Ginsberg
Dara Khosrowshahi
Wan Ling Martello
John Thain
David Trujillo
Alexander Wynaendts

(1)	Each Audit Committee member qualifies as an “Audit Committee financial expert” as defined by the SEC, and each member qualifies as “financially literate” as required by the corporate governance rules of the NYSE.

Committee member	Committee chair

Audit Committee

Members:	Roles & Responsibilities:
John Thain (Chair) Revathi Advaithi Turqi Alnowaiser Ursula Burns Alexander Wynaendts	●	Reviews financial statements and reports
	●	Oversees accounting and financial reporting processes and internal controls
	●	Monitors the internal audit function and plan
	●	Engages and evaluates independent auditors
	●	Ensures compliance with legal and regulatory requirements
	●	Oversees risk management and fraud prevention policies
	●	Assesses the Company’s overall risk profile, including cybersecurity and privacy

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Board and Governance Matters Corporate Governance

Nominating & Governance Committee

Members:	Roles & Responsibilities:
Ronald Sugar (Chair) Ursula Burns Robert Eckert Wan Ling Martello David Trujillo	●	Reviews and recommends changes to corporate governance framework
	●	Identifies, recruits, and interviews Board candidates and evaluates their independence of new and existing directors
	●	Reviews and recommends changes to the size of the Board and its committees
	●	Evaluates and recommends committee composition
	●	Oversees annual evaluations for the Board, committees, and individual directors
	●	Oversees governance matters, including electrification and waste reduction and political activities
	●	Considers stockholder proposals and recommends actions
	●	Evaluates director requests to serve on other company boards

Compensation Committee

Members:	Roles & Responsibilities:
Robert Eckert (Chair) Amanda Ginsberg Wan Ling Martello Ronald Sugar David Trujillo	●	Approves executive officer goals and objectives
	●	Sets executive officer compensation
	●	Approves executive compensation agreements, amendments, and incentive plans
	●	Oversees compensation-related risk management and mitigation
	●	Oversees the administration and performance of the Company’s Clawback Policy
	●	Reviews Stock Ownership Guidelines and compliance
	●	Reviews human capital strategies and initiatives
	●	Recommends director compensation
	●	Considers stockholder advisory votes on executive pay

2025 Proxy Statement	23

Board and Governance Matters Corporate Governance

Director Engagement

Meetings

Meetings of the Board & Standing Committees

Our Board and Audit, Compensation, and Nominating and Governance Committees meet at least quarterly. In 2024, our Board met nine times, the Audit Committee met six times, the Compensation Committee met six times, and the Nominating and Governance Committee met four times. Each director who served on our Board during 2024 attended at least 75% of the meetings of the Board and committees on which he or she served that were held during his or her tenure on our Board. Under our corporate governance guidelines, all directors are expected to attend the Company’s Annual Meeting of Stockholders. All of our current directors who were serving on our Board at the time of the 2024 Annual Meeting attended such meeting.

Meetings of Non-Management Directors

During 2024, our Board held executive sessions without management present.

The Board’s Roles & Responsibilities

Board Oversight

Our Board, oversees our business affairs and works with senior management to determine our long- term strategy. A transparent dialogue between our Board, its standing committees, and senior management is essential to our Board’s oversight role, and, to this end, our Board and its standing committees regularly conduct meetings with risk management experts and our senior officers responsible for risk oversight, including our Chief Legal Officer; Chief Ethics, Compliance & Security Officer; Chief Financial Officer; and Chief Executive Officer. Our Audit Committee oversees our risk management procedures and processes for preventing and detecting fraud.

Risk Oversight

Our commitment to innovation inherently involves significant risk. As a result, one of our Board’s important functions is the oversight of risk management. Our Board’s assessment of and decisions regarding risk occur in the context of and in conjunction with our Board’s and standing committees’ other activities. We seek to align our approach to risk- taking with our business strategy by encouraging innovation while managing our levels of risk.

Our committee charters and risk management policies set forth the following responsibilities:

Board of Directors
Primary responsibility for risk oversight, assigning duties to committees and receiving briefings and reports from management. They align risk-taking with business strategy, encouraging innovation while managing risk levels.

Audit Committee	Compensation Committee	Nominating & Governance Committee
Conducts an annual review of the Company’s risk
profile. Reviews risk management processes.
Receives updates on internal audits and fraud
allegations, while also reviewing financial risk
exposures and internal controls. Additionally, the
committee oversees management’s fraud
prevention and detection measures.	Oversees employee compensation programs,
reviews compensation-related risks, and
examines human capital strategies, including
talent and employee engagement. They also
review potential conflicts of interest involving
committee advisors.	Reviews risks associated with the Company’s
corporate governance framework, identifies
and evaluates potential Board members
(including with respect to independence), and
oversees the Company’s governance matters,
including emerging trends.

Management
Identifies risks and develops controls for significant business activities, including fraud prevention. They integrate risk assessments into strategic decisions and create programs to evaluate risk identification and balance risk with potential rewards. Additionally, management provides risk-related reports and updates to the Audit, Compensation, and Nominating and Governance Committees.

24	2025 Proxy Statement

Board and Governance Matters Corporate Governance

CEO & Management Succession Planning

The responsibilities of our Board, or a committee thereof as determined by our Board, include periodically reviewing succession planning for our executive officers, including our CEO. The goal of our Board is to have a long-term and continuing program for effective senior leadership development and succession. We have a contingency plan in place for emergencies such as the death, disability, or unexpected or sudden departure of an executive officer.

Annually, the Board reviews a succession assessment for our senior leaders including our NEOs. The assessment profiles each potential NEO successor and includes strengths, opportunities, and overall readiness.

Other Governance Policies & Practices

Corporate Governance Guidelines

Our corporate governance guidelines embody many of our governance policies, practices, and procedures, which are the foundation of our commitment to effective corporate governance. The Nominating and Governance Committee will review the corporate governance guidelines periodically and recommend amendments to our Board as appropriate. The corporate governance guidelines outline the responsibilities, operations, qualifications, and composition of our Board, among other matters. The full text of our corporate governance guidelines is posted on our Investor Relations website, investor.uber.com. We also intend to disclose on our website any future amendments of our corporate governance guidelines.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities that applies to all personnel, including directors, officers, employees, and other covered persons. We also follow procedures for the repurchase of our securities. We believe that our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us.

Prohibition on Hedging & Pledging Shares

Our insider trading policy provides that Company employees and directors may not engage in derivative transactions involving the Company’s securities. Our insider trading policy further prohibits Company employees and directors from hedging or lending Company securities in any transaction, including by entering into any short sales, swaps, options, puts, calls, forward contracts, or any other similar derivatives transaction. Finally, we do not let our directors or employees pledge their securities for margin loans or any other speculative transactions.

Director Commitments & Additional Board Service

Our Nominating and Governance Committee recognizes the importance of ensuring that external commitments do not impair any director’s ability to discharge their responsibilities to effectively serve on the Board. Director effectiveness is taken into account as part of the annual evaluation process and related discussions and is reflected in the corporate governance guidelines approved by our Board. Those guidelines require that the Nominating and Governance Committee review each director’s external board commitments, including board leadership roles such as serving as board chair or lead director of a public company, on at least an annual basis as part of the annual evaluation process to ensure that no director’s ability to serve effectively on our Board is impaired by external board commitments.

Pursuant to the corporate governance guidelines, no director may serve on more than four other public company boards or on more than one other public company board if the director is also our CEO or the chief executive officer of another public company. The Nominating and Governance Committee may approve exceptions if it determines that the additional service will not impair the director’s effectiveness as a member of our Board.

The Nominating and Governance Committee completed its most recent review of external board commitments in early 2025 and, taking into consideration factors such as the results of its overall annual evaluation process, determined that no director’s ability to serve on our Board was impaired by their existing external board commitments. All directors are currently compliant with the numerical limits on external board memberships set forth in our corporate governance guidelines other than our CEO, Dara Khosrowshahi, who serves on the boards of Expedia Group and Grab Holdings Ltd., each a public company. Uber has a significant equity stake in Grab Holdings Ltd., and we believe that there is significant value in Mr. Khosrowshahi serving on its board. Accordingly, the Nominating and Governance Committee has approved an exception to the policy on numerical limits, as permitted under our corporate governance guidelines.

2025 Proxy Statement	25

Board and Governance Matters Corporate Governance

Promoting Integrity

At Uber, we do the right thing. Period. We foster an environment where we hold ourselves to the highest standards of integrity by communicating regularly and educating often about ethics and expected standards of conduct. We celebrate the importance of ethical decision-making and doing the right thing, particularly during our annual Ethics & Compliance Week when we remind employees about their responsibility to raise concerns or questions regarding ethics, compliance, workplace culture, and harassment. Employees are offered various reporting channels including Uber’s Integrity Helpline, a toll-free number that is available 24 hours a day, seven days a week, 365 days a year and is staffed by live operators who can connect to translators to accommodate multiple languages. Uber publicizes its Integrity Helpline through internal communications and by featuring it externally within its Business Conduct Guide, which is posted on the Investor Relations site. Employees are expected to use the Integrity Helpline to promptly report suspected violations of laws, regulations, rules, policies, procedures, and standards, including our Business Conduct Guide.

Calls to the Uber Integrity Helpline are received by a third-party vendor, which conducts intake for the concerns raised on the calls. Reported matters are promptly brought to the attention of our internal investigations teams. As a general matter, our Global Head of Internal Audit; Chief Ethics, Compliance & Security Officer; and Head of Employee Relations share responsibility for reviewing concerns expressed through the Integrity Helpline and are responsible for ensuring that such concerns are handled appropriately. Our Investigations Protocol allocates responsibility for handling the concerns to the appropriate function within our Company and establishes investigative standards among the participating functions. Investigators within the relevant functions participate in mandatory investigative training as well. Concerns may also be reported to or through managers, HR business partners, and a dedicated e-mail address managed by the Compliance team. In addition, individuals may raise concerns through a web portal that is available in more than 20 languages. Any individual may also raise a concern by accessing our corporate website. Individuals may choose to remain anonymous when reporting such matters, to the extent permitted by applicable laws and regulations.

Our corporate policies prohibit retaliatory actions against anyone who in good faith raises concerns or questions or who participates in a subsequent investigation of such concerns or questions. Our Chief Ethics, Compliance & Security Officer and our Global Head of Internal Audit report to the Audit Committee no less than quarterly regarding issues raised through the Uber Integrity Helpline.

Business Conduct Guide & Code of Ethics

We have adopted a Business Conduct Guide and Code of Ethics, which is posted on our Investor Relations website, investor.uber.com. We will also disclose on our website any amendments to the sections of our Business Conduct Guide that constitute our Code of Ethics and any waivers granted to our executive officers or directors.

Communication with Directors & Executive Officers

Stockholders and others who wish to communicate with the Board or any individual director, including our Independent Chairperson, may do so by writing to the following address:

Board of Directors
Uber Technologies, Inc.
c/o Corporate Secretary
1725 3rd Street
San Francisco, California 94158

All such correspondence is reviewed by the Corporate Secretary’s office, which logs the material for tracking purposes. Our Board has asked the Corporate Secretary’s office to forward to the appropriate director(s) all correspondence, except for personal grievances, items unrelated to the functions of the Board, business solicitations, advertisements, and materials that are profane.

Availability of Corporate Governance Documents

Our corporate governance documents are available on our Investor Relations section of our website at investor.uber.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this proxy statement. Additionally, copies of our Certificate of Incorporation, Bylaws, all standing Committee Charters, the corporate governance guidelines, the Business Conduct Guide and Code of Ethics, Conflicts of Interest Policy, Stock Ownership Guidelines, Clawback Policy, and the Related Party Transactions Policy are available in print upon request by writing to the Corporate Secretary at Uber Technologies, Inc., 1725 3rd Street, San Francisco, California 94158.

26	2025 Proxy Statement

Board and Governance Matters Corporate Governance

Delinquent Section 16(a) Reports

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations to us, we believe that for fiscal year 2024, all filing requirements applicable to the Company’s officers, directors, and greater than 10% beneficial owners pursuant to Section 16(a) of the Exchange Act, were complied with, except that Amanda Ginsberg filed one Form 4 relating to a liquidating distribution from Coatue Opportunity Fund I LP, of which Ms. Ginsberg was a passive limited partner, and ten purchases of securities made in 2022, which were late due to third-party administrative oversight.

Certain Relationships & Related Person Transactions

Other than the executive officer and director compensation arrangements discussed in the sections titled “Executive Compensation” and “Director Compensation” and compensation to other executive officers that would have been disclosed in that section if any such executive officer had been an NEO, we describe transactions and series of similar transactions, since January 1, 2024, in which we participated or will participate, in which:

●	the amounts involved exceeded or exceed $120,000; and
●	any of our then directors, executive officers, or holders of more than 5% of our capital stock at the time of such transaction, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Policies & Procedures for Transactions with Related Persons

We have a written policy that our executive officers, directors, beneficial owners of more than 5% of any class of our capital stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with us without the consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, beneficial owner of more than 5% of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, in which such person would have a direct or indirect interest, must be presented to our Audit Committee for review, consideration, and approval, or ratification. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances of the transaction available to it, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unrelated third party or to employees under the same or similar circumstances, and the extent of the related person’s interest in the transaction. The written policy requires that, in determining whether to approve or reject a related person transaction, our Audit Committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee determines in good faith.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws provide our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Other Transactions

We have granted stock options, restricted stock units (RSUs), and restricted stock awards to our executive officers and certain of our directors. For a description of the equity awards held by our NEOs and directors that are currently outstanding, see “Compensation Discussion & Analysis” (CD&A) and “Executive Compensation Tables” in this proxy statement.

We have entered into change in control arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits. For a description of these agreements, see “Potential Payments Upon Termination or Change in Control” in this proxy statement.

We believe the terms of the transactions described above are comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

2025 Proxy Statement	27

Director Compensation

We compensate our non-employee directors in accordance with our Director Compensation Policy established by our Compensation Committee in consultation with our Board, compensation consultants, CEO, and other members of our senior management team. The Director Compensation Policy is intended to reward our non-employee directors for their experience and performance, motivate them to achieve our long-term strategic goals, and help align our director compensation program with those of other leading U.S.-based publicly traded companies.

Our Director Compensation Policy consisted of the following elements in 2024:

Description of Non-Employee Director Compensation	Amount
Cash Retainer for All Directors(1)	$50,000
Annual RSU Grant for All Directors(2)(3)	$275,000
Committee Additional Cash Retainer(1)
Audit Committee Chair	$40,000
Compensation Committee Chair	$30,000
Nominating and Governance Committee Chair	$30,000
Non-Chair Audit Committee Member	$20,000
Non-Chair Compensation Committee Member	$15,000
Non-Chair Nominating and Governance Committee Member	$15,000
Independent Chairperson of the Board Additional Cash Retainer(1)	$200,000

(1)	Earned daily and paid in arrears on a quarterly basis. Non-employee directors joining the Board after the beginning of the year receive a prorated cash retainer reflecting his or her actual period of service on our Board for the year. Non-employee directors based in the U.S. may elect to receive all or a portion of any cash retainer in the form of RSUs pursuant to the RSU Conversion and Deferral Program for Directors and such RSUs are granted quarterly.
(2)	A non-employee director joining the Board after the date of the Annual Meeting of Stockholders for the applicable year receives a prorated Annual RSU Grant reflecting his or her actual period of service on our Board for the year, with such year being measured beginning on the date of the Annual Meeting of Stockholders for the applicable year.
(3)	Pursuant to our Director Compensation Policy, the Annual RSU Grant payable to non-employee directors is payable based on service for the fiscal year commencing at each Annual Meeting of Stockholders. Our Annual RSU Grants for 2024 were made on the date of our 2024 Annual Meeting of Stockholders, with the exception of Mr. Trujillo, with such RSU grants vesting on the day prior to the 2025 Annual Meeting of Stockholders for all of our non-employee directors. Mr. Trujillo’s Annual RSU Grant for 2024 was granted on May 22, 2024, and will vest on the day prior to the 2025 Annual Meeting of Stockholders.

We do not pay meeting fees. We do offer reimbursements to our non-employee directors for their reasonable out-of-pocket expenses, including travel and lodging, incurred in attending meetings of our Board and committees. In 2024, all of our non-employee directors received an Annual RSU Grant and a cash retainer based on their role as a chairperson and/or member of a committee.

RSU Conversion & Deferral Program for Directors

Pursuant to our RSU Conversion and Deferral Program for Directors, our non-employee directors based in the U.S. may elect to receive all or a portion of their earned cash retainers in the form of vested RSUs. The program also allows non-employee directors to elect to defer the settlement and payout of any vested RSUs to be issued in either a single payment or in three annual installments (i) on a future date during his or her service, as designated by the non-employee director, or (ii) upon the termination of his or her service as a non-employee director. A non-employee director must generally make such RSU election and/or deferral election before the start of each calendar year. For the 2025 Annual RSU Grant, non-employee directors made their RSU election and/or deferral election in December 2024.

Uber Payments BV Board Membership - Mr. Wynaendts

In addition to serving as a non-employee director on our Board, Mr. Wynaendts also serves as Chair of the Supervisory Board of Uber Payments BV, the Company’s indirect subsidiary in the Netherlands, a role he has held since March 2021. Uber Payments BV provides payments services and issues electronic money and is authorized and regulated by the Dutch supervisory authority (De Nederlandsche Bank) on the basis of an electronic money institution (EMI) license. The Dutch EMI license is passported in the European Economic Area, in support of the broader Uber platform proposition. As Chair of the Supervisory Board of Uber Payments BV, Mr. Wynaendts leads the Supervisory Board to ensure that it functions effectively and in adherence with relevant laws and regulations. In 2024, Mr. Wynaendts received €100,000 (approximately USD$104,231) for his role as Chair of the Supervisory Board of Uber Payments BV.

28	2025 Proxy Statement

Director Compensation Fiscal 2024 Non-Employee Director Compensation

Fiscal 2024 Non-Employee Director Compensation

The following table summarizes all compensation awarded to, earned by, or paid to each of our non-employee directors during 2024.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)		All Other Compensation ($)		Total ($)
Ronald Sugar	$295,000		$270,451		—		$565,451
Revathi Advaithi	$70,000		$270,451		—		$340,451
Turqi Alnowaiser	$70,000		$270,451		—		$340,451
Ursula Burns	—	(4)	$356,405	(5)	—		$356,405
Robert Eckert	$95,000		$270,451		—		$365,451
Amanda Ginsberg	$65,000		$270,451		—		$335,451
Wan Ling Martello	$80,000		$270,451		—		$350,451
John Thain	—	(4)	$361,554	(5)	—		$361,554
David Trujillo	$80,000		$247,645		—		$327,645
Alexander Wynaendts	$70,000		$270,451		$104,231	(6)	$444,682

(1)	The amounts shown represent the cash portion of the annual retainers, committee chair retainers, committee member retainers, and Independent Chairperson retainers. Any cash retainer amounts elected to be received as vested RSUs pursuant to our RSU Conversion and Deferral Program for Directors that were granted in 2024 are reflected in the Stock Awards column.
(2)	Includes the Annual RSU Grant to each of our non-employee directors under our Director Compensation Policy, which were granted on the date of our 2024 Annual Meeting of Stockholders, other than the grant made to Mr. Trujillo, which was made on May 22, 2024.
(3)	The amounts reflect the grant date fair value of RSUs, calculated in accordance with FASB ASC Topic 718 based on the market price of the shares subject to the award on the date of grant. Because our Director Compensation Policy and RSU Conversion and Deferral Program provide that the grant value (or prorated grant value for non-employee directors joining our Board after the beginning of the year) of the RSU grants made to our non-employee directors are converted into the number of shares underlying the award based on the average daily closing price per share of our common stock in the month prior to the grant date (April 2024 trading average: $72.70), the dollar amounts reported above will not match the dollar amounts identified pursuant to our Director Compensation Policy, including with regard to all or a portion of any cash retainer paid in the form of RSUs pursuant to the RSU Conversion and Deferral Program. All or a portion of the stock awards may have been deferred based on the non-employee director’s compensation election under our RSU Conversion and Deferral Program for Directors. As of December 31, 2024, our non-employee directors held the following RSUs:

Name	Aggregate Shares Subject to Outstanding Stock Awards (#)	Portion of Outstanding Stock Awards that is Vested and Deferred (#)
Ronald Sugar	3,782	—
Revathi Advaithi	22,303	18,521
Turqi Alnowaiser	3,782	—
Ursula Burns	25,413	21,631
Robert Eckert	21,034	17,252
Amanda Ginsberg	21,034	17,252
Wan Ling Martello	3,782	—
John Thain	3,782	—
David Trujillo	3,782	—
Alexander Wynaendts	3,782	—

(4)	Ms. Burns and Mr. Thain elected to receive all of the cash retainer fees due to them for their 2024 service on the Board and committees in vested RSUs pursuant to our RSU Conversion and Deferral Program for Directors. These RSUs are granted on a quarterly basis, are fully vested at the time of grant, and settle in accordance with their election pursuant to our RSU Conversion and Deferral Program for Directors.
(5)	Includes, for Ms. Burns and Mr. Thain, the RSU grants made pursuant to their elections under our RSU Conversion and Deferral Program for Directors with respect to their service on the Board and committees in Q4 of 2023, as such grants were made in January 2024, through Q3 of 2024. This column does not reflect RSU grants to Ms. Burns and Mr. Thain that were made pursuant to their elections under our RSU Conversion and Deferral Program for Directors for their service on the Board and committees in Q4 of 2024, as such grants were made in January 2025. The grant date fair value of each such RSU grant, calculated in accordance with FASB ASC Topic 718 and based on the market price of the shares subject to the award on the date of grant, was $22,298 and $23,617, for Ms. Burns, and Mr. Thain, respectively.
(6)	Mr. Wynaendts received €100,000 for his role as a director of Uber Payments BV, a subsidiary located in the Netherlands. For a description of Mr. Wynaendts’ role and compensation at Uber Payments BV, please see the section “Uber Payments BV Board Membership - Mr. Wynaendts” above. For purposes of this disclosure, we converted Mr. Wynaendts’ compensation from euros to U.S. dollars using the December 2024 month-end exchange rate, which was 1.042318. Without the subsidiary board compensation, Mr. Wynaendts would have received $340,451 in compensation, an amount in line with other directors.

2025 Proxy Statement	29

Executive Officers

Dara Khosrowshahi, 55 Chief Executive Officer and Director	Prashanth Mahendra-Rajah, 55 Chief Financial Officer	Jill Hazelbaker, 43 Chief Marketing Officer and Senior Vice President, Public Affairs	Nikki Krishnamurthy, 53 Senior Vice President and Chief People Officer	Tony West, 59 Senior Vice President, Chief Legal Officer and Corporate Secretary

Dara Khosrowshahi. See “Director Nominees” on page 15.

Prashanth Mahendra-Rajah. Mr. Mahendra-Rajah has served as our Chief Financial Officer since November 2023. Prior to joining Uber, Mr. Mahendra-Rajah was Executive Vice President, Finance and Chief Financial Officer of Analog Devices, Inc., a global technology company and semiconductor manufacturer, from June 2022 to October 2023 and its Senior Vice President, Finance and Chief Financial Officer from September 2017 to June 2022. Prior to Analog Devices, Mr. Mahendra-Rajah was Chief Financial Officer of WABCO Holdings Inc., a global supplier of commercial vehicle technologies, from June 2014 to September 2017. He previously served as Division Chief Financial Officer and in other financial leadership roles at Applied Materials, Inc. from 2012 to 2014, Visa Inc. from 2010 to 2012, and United Technologies Corporation from 1998 to 2010. Mr. Mahendra-Rajah served as a member of the board of The Goodyear Tire & Rubber Company from June 2021 to January 2025. Since June 2024, he has served on the board of Shopify Inc., where he serves as chair of the audit committee.

Jill Hazelbaker. Ms. Hazelbaker has served as our Chief Marketing Officer and Senior Vice President, Public Affairs (formerly Senior Vice President, Marketing and Public Affairs) since June 2019. She was Senior Vice President, Communications and Public Policy from 2017 to 2019. From 2015 to 2017, Ms. Hazelbaker served as our Vice President, Communications and Public Policy. Prior to joining Uber, Ms. Hazelbaker was Vice President, Communications and Public Policy of Snap Inc., a social media company, from October 2014 to October 2015. From January 2010 until October 2014, Ms. Hazelbaker held senior communications and public policy roles at Google. Prior to joining Google, Ms. Hazelbaker served as Press Secretary to Mayor Michael Bloomberg’s re-election campaign in New York City in 2009 and as the Communications Director for Senator John McCain’s U.S. presidential campaign from 2007 to 2008.

Nikki Krishnamurthy. Ms. Krishnamurthy has served as our Chief People Officer since October 2018. Prior to joining Uber, Ms. Krishnamurthy served as Chief People Officer of Expedia from 2016 to 2018. From 2013 to 2016, Ms. Krishnamurthy was Vice President of Expedia Local Expert, a branch of Expedia that provides online concierge services, and prior to that, she held the role of Vice President of Human Resources for Expedia from 2009 to 2013. Previously, Ms. Krishnamurthy was Principal HR Consultant for Washington Mutual Card Services from September 2007 to September 2009.

Tony West. Mr. West has served as our Senior Vice President, Chief Legal Officer and Corporate Secretary since November 2017. Prior to joining Uber, Mr. West was Executive Vice President, Government Affairs, General Counsel and Corporate Secretary from 2014 to 2017 at PepsiCo Inc., a food and beverage company. Prior to joining PepsiCo, Mr. West served as Associate Attorney General of the United States from 2012 to 2014, after previously serving as the Assistant Attorney General for the Civil Division in the U.S. Department of Justice from 2009 to 2012. From 2001 to 2009, Mr. West was a partner at Morrison & Foerster LLP. He also served as Special Assistant Attorney General at the California Department of Justice from 1999 to 2001 and, prior to that, as an Assistant United States Attorney in the Northern District of California. Mr. West has served as a member of the board of BXP since May 2023, where he serves on the compensation committee.

30	2025 Proxy Statement

Executive Compensation

PROPOSAL 2 Advisory Vote to Approve 2024 Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act, we are requesting stockholder approval, on a non-binding advisory basis, of the compensation of our NEOs during 2024, as described in the Compensation Discussion & Analysis (CD&A) section of this proxy statement beginning on page 33.

As discussed in greater detail in the CD&A section in this proxy statement, our compensation program is designed to achieve the following objectives:

●	Attract & Retain Talent
●	Alignment with Stockholders
●	Pay-for-Performance
●	Reinforce Our Mission & Values

CEO Target Compensation	Other NEO Average Target Compensation*

*	The averages reflected above exclude Mr. Mahendra-Rajah, who joined the Company as CFO in November 2023 and did not receive a 2024 Annual Equity Grant.

We urge you to carefully read the letter from our Compensation Committee beginning on the next page of this proxy statement and the CD&A section of this proxy statement for additional details on the Company’s executive compensation, including our compensation philosophy and the 2024 compensation of our NEOs. Our Board believes that our executive compensation program is effective in implementing our compensation philosophy.

Although the advisory vote is non-binding, the Board and the Compensation Committee will consider stockholder feedback obtained through this vote and our stockholder outreach process in making future decisions about our executive compensation program.

Vote Required & Recommendation of the Board

The advisory vote on the compensation of our NEOs will be approved if we obtain the affirmative vote of the majority of votes present and entitled to vote. Abstentions will have the same effect as a vote against, and “broker non-votes” will have no effect on the outcome of the vote.

Our Board recommends a vote “FOR” the approval, on a non-binding advisory basis, of the 2024 compensation of our NEOs.

2025 Proxy Statement	31

Executive Compensation Letter From Our Compensation Committee

Letter From Our Compensation Committee

Dear Stockholders,

Thank you for your investment in Uber – and for your ongoing support of its people, its leadership, and its values. In 2024, we continued to promote our mission to reimagine the way the world moves for the better, while delivering another standout operational year. We strive to align our executive compensation program with Company performance by including measures that drive the creation of long-term stockholder value, and this objective is reflected in the short-term and long-term incentive components of our program. There are many highlights from 2024 that we believe demonstrate our commitment to our pay-for-performance philosophy and have guided us as we continue our journey into 2025.

In 2024, we continued to focus on our GAAP profitability as a key Company priority and achieved an important milestone in Q3 2024 by exceeding $1 billion in quarterly GAAP operating income for the first time in our Company’s history. For the full year 2024, we delivered Gross Bookings year-over-year growth of 21% on a constant currency basis and Adjusted EBITDA growth of 60%. The Company’s success in these key metrics was a critical component of our short-term and long-term incentive plans, which tied achievement to these key Company performance indicators.

We continued to prioritize having the best platform for Drivers and Couriers and ensuring that our users have a magical experience. In 2024 we announced over 20 improvements to the Driver and Courier experience, and the number of Drivers and Couriers exceeded 8 million globally, a new all-time high. Additionally, our Uber One member base reached 30 million, up approximately 60% year-over-year, through improved retention and increased value for our users. These priorities were incorporated into our short-term incentive program and, as a result, the 2024 annual cash bonus payout reflects the Company’s exemplary performance in these areas, among others, demonstrating our commitment to a pay-for-performance compensation program.

Moving into 2025, as we continue our constant effort to evaluate the Company’s priorities in an ever-changing technology landscape, we have added goals to our 2025 annual bonus program related to autonomous vehicles (AVs). Throughout 2024 we announced new and expanded AV partnerships, including five new partnerships across our Mobility and Delivery businesses, along with the expansion of our multi-year strategic partnership with Waymo. We believe AVs can unlock tremendous value for Uber and adding our AV strategy to our executive compensation program incentivizes our executives to use Uber’s “Go Get It” mindset to become the top partner for AV companies worldwide.

Thank you for your continued support of Uber. We are grateful for your engagement as we continue to reinforce our mission and values through our executive compensation program.

Sincerely,

The Compensation Committee
Robert Eckert (Chair)
Amanda Ginsberg
Wan Ling Martello
Ronald Sugar
David Trujillo

32	2025 Proxy Statement

Executive Compensation Compensation Discussion & Analysis

Compensation Discussion & Analysis

The following discussion and analysis of our executive compensation philosophy, objectives, and design; our compensation-setting process; our executive compensation program components; and the decisions made for the compensation of our NEOs in 2024 should be read together with the foregoing letter from our Compensation Committee and the compensation tables and related disclosures below. The discussion in this section contains forward-looking statements that are based on our current considerations and expectations relating to our executive compensation programs and philosophy. As our business needs evolve, the actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this section.

2024 Named Executive Officers

Name	Position
Dara Khosrowshahi	Chief Executive Officer and Director
Prashanth Mahendra-Rajah	Chief Financial Officer
Jill Hazelbaker	Chief Marketing Officer and Senior Vice President, Public Affairs
Nikki Krishnamurthy	Senior Vice President and Chief People Officer
Tony West	Senior Vice President, Chief Legal Officer, and Corporate Secretary

Key 2024 Business Highlights

   Advanced our AV program with multiple new partnerships, including our first international launch, and expanded our multi-year strategic partnership with Waymo.

   Accelerated Delivery Gross Bookings to 18% year-over-year growth in Q4 2024, crossing the quarterly $20 billion mark for the first time, and our Delivery business gained category position in every single one of our top ten countries.

   Delivered strong performances from our Mobility offerings with trips through our Uber for teens product up 50% quarter-over-quarter in Q4 2024 and our UberX Share product exceeding $2 billion in annualized Gross Bookings in less than three years.

   Exceeded $1 billion in quarterly GAAP operating income for the first time in Q3 2024 and completed over $1.2 billion of stock buybacks following a $7 billion repurchase authorization from our Board in early 2024.

   Affirmed Driver independence with the California Supreme Court upholding Proposition 22, as well as reached an agreement with the Massachusetts Attorney General ensuring flexibility and benefits for Massachusetts drivers.

   Grew multi-product usage, increased multi-product users year-over-year, and expanded the availability of Uber One membership to every Delivery country we operate in.

2025 Proxy Statement	33

Executive Compensation Compensation Discussion & Analysis

Additional Highlights(1)(2)

(1)	Certain key financial results and strategic and operational achievements are highlighted above, while full financial results, including reconciliations of the non-GAAP financial measures to the most comparable GAAP financial measures, are reflected in Appendix A, beginning on page 78 of this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2024, which can be found at investor.uber.com and on the SEC’s website.

(2)	Growth percentages for Gross Bookings reflected on a constant currency basis.

34	2025 Proxy Statement

Executive Compensation Compensation Discussion & Analysis

Say-on-Pay Results & Stockholder Engagement

Our Board and our Compensation Committee deeply value the continued interest of and feedback from our stockholders on our executive compensation program, and we are committed to maintaining an active dialogue to ensure that stockholder perspectives are thoughtfully taken into account. Since receiving the results of our Say-on-Pay vote in May 2020, we have been addressing stockholder concerns with our executive compensation program by continually engaging with and responding to feedback from our stockholders and, as a result, we have obtained positive Say-on-Pay results of approximately 90% or higher for the past four years.

OVER THE PAST FOUR YEARS,
we received an average stockholder approval rate of
approximately 92% in support of our executive compensation program.

We maintain strong engagement with our stockholders throughout the year to ensure that our program remains a strong, world-class executive compensation program with the right tools in place to compete in the attraction, retention, and motivation of key talent, critical to the success of our business in pursuit of long-term stockholder value. We are committed to holding ourselves accountable to our stockholders, and to ongoing robust stockholder engagement and dialogue, as we evaluate the structure and effectiveness of our executive compensation program going forward.

2025 Annual Meeting of Stockholders

Spring Conduct pre-Annual Meeting of Stockholders stockholder outreach to understand stockholder views and solicit feedback	Summer Review compensation program structure and performance; plan stockholder engagement
Winter Incorporate feedback into compensation program planning and disclosures for 2026	Fall Hold stockholder meetings and solicit feedback; report feedback to the Compensation Committee

Response to Say-on-Pay in 2024

What We Heard	How We Responded
Financial Metrics Consider SBC expense in our compensation program.

   Retained Adjusted EBITDA less SBC expense metric as a financial metric in our Annual Cash Bonus Plan in an effort to demonstrate our commitment to stockholders to achieve GAAP operating income profitability.

Disclosure of Compensation Program Provide high-quality and transparent disclosures of performance metrics and results.	Enhanced the disclosure throughout this CD&A by adding visuals and streamlining the discussion of our performance metrics and results in a way that is clear, concise, and easy to understand.
Performance Goals Make sure incentive plan goals are aligned with and/or exceed stockholder expectations.

   Continued to take stockholder Gross Bookings growth and Adjusted EBITDA growth expectations into consideration when developing our short- and long-term incentive programs goals, after receiving positive feedback regarding our performance goals from our stockholders.

Driver & Courier Well-being Focus on ensuring that we have the best platform for Drivers and Couriers.

   Incorporated Driver and Courier well-being goals into our Annual Cash Bonus Plan, as improvement to the Driver and Courier experience is important to attracting them to, and retaining them on, our platform.

In 2025, we will continue to incorporate goals in both our short- and long-term incentive programs that will align the interests of our executives with those of our stockholders, and ensure that we continue to focus and make progress on our strategic, operational goals, and financial goals. Additionally, as a reflection of our compensation philosophy of aligning pay with performance, and ensuring that our executives’ compensation aligns with our operational priorities as a Company, we have added goals related to the expansion of our AV program to our annual bonus program that is applicable for all of our NEOs.

2025 Proxy Statement	35

Executive Compensation Compensation Discussion & Analysis

Compensation Philosophy, Objectives & Governance

Philosophy and objectives. In order to promote long-term stockholder value creation, link the compensation of our executive officers to our long-term strategic goals and key drivers of our business, and align pay with performance, the primary focus of our compensation philosophy and program is on the long-term elements of target total compensation. Our executive compensation program is designed to achieve the following objectives:

Attract & Retain Talent	Attract and retain a highly talented team of executives who possess and demonstrate strong leadership, exceptional followership, and world-class management capabilities.

Alignment with Stockholders	Align our executive officers’ incentives with company performance on measures that drive the creation of long-term stockholder value.

Pay-for-Performance	Motivate executives to achieve our short and long-term objectives by linking a significant portion of their compensation to predetermined financial, strategic, and individual goals and awarding them based on actual performance against these goals.

Reinforce Our Mission & Values	Promote our values and mission to reimagine the way the world moves for the better.

The total compensation package for our executive officers consists primarily of a combination of base salary, annual cash bonus, and long-term equity incentives.

36	2025 Proxy Statement

Executive Compensation Compensation Discussion & Analysis

Our Compensation Committee regularly evaluates and looks for ways to evolve our executive compensation philosophy, objectives, program, and practices to ensure that we remain competitive and maximize the creation of long-term stockholder value, while aligning pay with performance. Given the dynamic nature of the market in which we operate, a critical component of our compensation structure is adequate flexibility that enables us to remain agile and adjust priorities to incentivize management to make the strategic decisions necessary for Uber’s success.

We have established a number of policies and practices, listed below, to support our compensation philosophy, improve our compensation governance, and drive performance that aligns executives’ and stockholders’ interests.

What We Do

Actively solicit stockholder feedback on our compensation program and potential enhancements through a robust year-round stockholder engagement program
Design our executive compensation program such that a significant portion of compensation is at risk based on the achievement of measures we believe drive the creation of long-term stockholder value
Maintain stock ownership guidelines for our executive officers and directors, including a rigorous 10x base salary requirement for our CEO, and stock retention guidelines
Ensure executive accountability through a robust clawback policy applicable to certain cash and equity compensation awarded to our executive officers, exceeding what the SEC and NYSE require
Retain an independent compensation consultant
Review our peer group on an annual basis
Conduct an annual compensation risk assessment to evaluate both cash and equity incentive plans across executive and non-executive employee populations
Cap our Annual Cash Bonus Plan overall payout at 200% and our PRSUs’ overall payout at 150%
Cap our PRSUs’ rTSR modifier at target if our absolute TSR is negative so that there is no upward modification
What We Don’t Do

Allow hedging of Uber stock by directors or employees
Allow pledging of Uber stock by directors or employees for margin loans or similar speculative transactions
Single-trigger acceleration following a change in control
Provide excessive perquisites
Encourage unnecessary and excessive risk taking
Provide excise tax (golden parachute) gross-ups
Provide supplemental retirement, pension, or other special retirement benefits that are exclusive to the executive team
Provide guaranteed bonuses or uncapped incentive award opportunities for executives

How We Determine Executive Compensation

Role of Management, Consultants & Our Compensation Committee

Our Compensation Committee oversees and provides strategic direction to management regarding all aspects of Uber’s executive compensation programs, including setting the form and amount of compensation paid to our CEO and all other executive officers, in addition to reviewing Uber’s broader human capital strategies. Our CEO provides input to the Compensation Committee with respect to the compensation of the NEOs other than himself and reviews the individual performance of each officer other than himself with the Compensation Committee. In carrying out its responsibilities, the Compensation Committee retained and sought the advice of Semler Brossy Consulting Group (Semler Brossy), an independent national compensation consulting firm, to advise the Compensation Committee regarding the Company’s executive compensation program, peer group, and other executive compensation-related matters. During 2024, Semler Brossy did not provide any services to the Company other than compensation advisory services provided to the Compensation Committee. The Compensation Committee has assessed the independence of Semler Brossy pursuant to the applicable rules and determined that its engagement does not raise any conflict of interest. The chart below summarizes the roles that management, compensation consultants, and our Compensation Committee play.

2025 Proxy Statement	37

Executive Compensation Compensation Discussion & Analysis

Compensation Setting Process

In setting the form and amount of compensation to be paid to each executive officer, including our CEO, the Compensation Committee reviews the total target compensation for our executive officers and considers developments in compensation practices, governance trends, competitive data, the views of our stockholders, and the recommendations of our compensation consultants. Our CEO provides input to the Compensation Committee with respect to the compensation and individual performance of each NEO other than himself. He does not participate in the deliberations or determination of his own compensation. A summary of our compensation setting process is below.

1	2	3

Establish Target Compensation & Goals

The Compensation Committee considers the following:

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Competitive data and peer group practices

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Governance and compensation trends

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Views of our stockholders

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Short- and long-term business strategy and priorities

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Compensation consultant recommendations

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CEO recommendations (excluding for himself)

Review & Assess The Compensation Committee reviews the following periodically throughout year: ● Business performance against targets ● Market, governance, and compensation trends

Evaluate & Recommend

The Compensation Committee considers the following when determining compensation outcomes:

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Overall Company performance, relative performance against our peers, and market trends

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Performance against predetermined Company goals and their formulaic payout

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Performance against predetermined strategic, operational, and individual goals

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Executive Compensation Compensation Discussion & Analysis

Use of Peer Group

The Compensation Committee regularly reviews the appropriateness of the peer group used for purposes of evaluating named executive officer compensation. For 2024, as part of our standard peer group review cycle, and considering input from our compensation consultants, the Compensation Committee analyzed our peer group and removed VMware, as it was acquired and is no longer a public company. At the time our peer group review occurred, the Compensation Committee believed the group accurately reflected our peer companies and no additional changes were necessary. While we acknowledge that our peer group contains certain companies that are significantly larger, we consistently compete with those companies for talent and the Compensation Committee believes it is important to be aware of pay levels at our most competitive talent destinations and sources. We continue to believe our peer group is appropriate as the companies we include are technology and consumer-facing companies that are appropriately sized and are business and talent competitors. In developing the peer group, the Compensation Committee considered a variety of factors, including:

●	Business dynamics: The peer group includes other U.S.-based publicly traded companies in related industries and prioritizes companies that share similar business dynamics with us. The Compensation Committee reviewed companies from a wide range of industries, including other technology platforms, software, logistics, travel, and transportation.
●	Talent flows: We are always competing for the best talent with other technology companies and the broader market. A primary factor considered by the Compensation Committee was our actual experience in the talent market for executive officers. Historically, more than approximately one-third of executives and senior management have come directly from or have been previously employed by companies in our peer group, a trend that continued in 2024.
●	Size & scale: Our peer group represents a portfolio of companies, some of which are much smaller than Uber and some much larger, but generally reflects companies with which we aggressively compete for talent. When last reviewed and approved by the Compensation Committee, Uber’s gross profit and market capitalization were positioned at approximately the median of the resulting peer group as of July 2024 and revenue was near the 73rd percentile.

The following companies represent the peer group we used in evaluating the competitiveness and appropriateness of our 2024 compensation program:

2024 Peer Group

● Adobe	● eBay	● PayPal Holdings
● Airbnb	● Expedia Group	● Salesforce
● Alphabet	● Intuit	● Spotify Technology
● Amazon.com	● Lyft	● Tesla
● Block	● Meta Platforms	● Visa
● Booking Holdings	● Netflix
● DoorDash	● Oracle

While the Compensation Committee considers peer data to be a helpful reference to assess the competitiveness and appropriateness of our executive compensation program, the Compensation Committee applies its own business judgment and experience to determine individual compensation and does not set or target the compensation of our executives at specific levels or within specified percentile ranges relative to peer company pay levels. Our Compensation Committee will continue to work with our CEO and our compensation consultants to position pay based on a variety of factors, including market data for executive compensation drawn from our peer group.

The Compensation Committee supplements the peer group analysis with references, as a touchstone and without specifically benchmarking to any given level, compensation data of broader technology and consumer companies to better understand our broader competitive positioning.

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Executive Compensation Compensation Discussion & Analysis

2024 Executive Compensation Program Key Components

Our 2024 compensation program consists of the following components: base salaries, annual cash incentives, and long-term equity incentives in the form of RSUs, PRSUs, and, for Mr. Khosrowshahi, stock options. We also provide certain other benefits, as described under the heading “Other Benefits.” In order to promote long-term stockholder value creation and link compensation to the key drivers of our business, our primary focus is on the long-term elements of target total direct compensation. Under our executive compensation program, 96% of Mr. Khosrowshahi’s 2024 target total direct compensation was variable and at risk, and on average, 92% was variable and at risk for our other NEOs.

CEO Target Compensation	Other NEO Average Target Compensation*

*	The averages reflected above exclude Mr. Mahendra-Rajah, as he joined the Company as CFO in November 2023 and did not receive a 2024 Annual Equity Grant.

A summary of our annual key pay elements and the rationale for each element is set forth in the following table:

Compensation Type	Objectives & Determination Factors

Base Salary

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Based on each executive’s skills, experience, and performance; value in the marketplace; criticality of the role; and internal pay equity

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Provides fixed source of compensation for day-to-day responsibilities

Annual Cash Bonus

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Drives achievement of key corporate performance goals

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Target awards based on competitive marketplace, internal pay equity, and level of experience

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Actual awards based on individual and Company performance

Annual Long-Term Equity Incentives ● RSUs ● PRSUs ● Stock options (CEO only)

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PRSUs are designed to encourage our executives to achieve strong goals in key performance metrics selected to drive long-term performance and stockholder value creation

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RSUs, PRSUs, and stock options encourage equity ownership and executive retention, reinforce the need for long-term sustained financial performance, and align the interests of executives and stockholders

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Equity award size is based on the competitive marketplace, criticality of the role to key performance objectives, internal pay equity, and performance of the executive

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Executive Compensation Compensation Discussion & Analysis

Base Salary

The table below reflects the base salary at the rate in effect for each NEO as of the end of 2024.

Name	2024 Base Salary	2023 Base Salary	% Change from 2023
Dara Khosrowshahi	$1,000,000	$1,000,000	0%
Prashanth Mahendra-Rajah	$800,000	$800,000	0%
Jill Hazelbaker	$800,000	$800,000	0%
Nikki Krishnamurthy	$700,000	$700,000	0%
Tony West	$800,000	$800,000	0%

Annual Cash Bonus

Our Annual Cash Bonus Plan creates a direct relationship between the cash bonus amounts received by our NEOs and key business performance metrics of the Company, which align with the interests of our stockholders. Each year, the Compensation Committee establishes a target bonus amount for each NEO, displayed below as a percentage of base salary. The actual bonuses earned by each NEO are conditioned upon the achievement of certain Company-wide performance goals established by the Compensation Committee, including financial, strategic, and operational goals, as well as the achievement of individual performance goals, which are unique to each NEO. Following the close of the fiscal year, the Compensation Committee conducts a comprehensive review of the results of the Company-wide performance goals and each NEO’s individual performance to measure the level of attainment, and determines the bonus payout earned by each NEO.

The table below details the target annual cash bonus opportunity for each NEO for 2024:

Name	2024 Target Bonus	2024 Target Bonus as a % of Base Salary	2023 Target Bonus as a % of Base Salary	% Change from 2023 as a % of Base Salary
Dara Khosrowshahi	$2,000,000	200%	200%	0%
Prashanth Mahendra-Rajah	$800,000	100%	100%	0%
Jill Hazelbaker	$800,000	100%	100%	0%
Nikki Krishnamurthy	$700,000	100%	100%	0%
Tony West	$1,600,000	200%	200%	0%

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Executive Compensation Compensation Discussion & Analysis

2024 Annual Cash Bonus Plan Goals

In 2024, our Annual Cash Bonus Plan included “Company Goals” and an “Individual Modifier.” The Company Goals portion applied to all of our NEOs and consisted of three equally weighted financial goals (60% of our annual cash bonus), and four equally weighted key strategic and operational priorities (40% of our annual cash bonus). These Company Goals, including the applicable metrics, thresholds, targets, and maximums, are established at the beginning of the year by the Compensation Committee.

The “Individual Modifier” can increase or decrease the bonus payable to each NEO by 50% - 150%, based on individual performance, with a maximum bonus payable to each NEO capped at 200% of target. The Individual Modifier is determined by the Compensation Committee based on each NEO’s individual performance measured against their respective individual performance goals set by the Compensation Committee at the beginning of the year. The Compensation Committee believes the inclusion of the Individual Modifier in our Annual Cash Bonus Plan provides a structure that allows for the recognition of individual achievement, while also holding each NEO accountable for their personal performance. In 2024, the Compensation Committee did not apply the modifier to increase or decrease any bonuses payable to the NEOs, determining each NEO to be performing at target levels (i.e., 100%) against their goals.

An overview of the components of our 2024 Annual Cash Bonus Plan can be found below:

Maximum overall payout is capped at 200% of target bonus

2024 Annual Cash Bonus Plan Achievement - Company Goals

In 2024, we included three equally weighted metrics in our financial goals: Gross Bookings, Adjusted EBITDA, and Adjusted EBITDA less SBC. These financial goals account for 60% of the annual cash bonus.

Additionally, at the beginning of 2024, the Compensation Committee established four key strategic and operational priorities that we believe further our long-term strategy and align with our goals as a Company. These strategic and operational priorities were a mix of quantitative metrics based on objective criteria and were each equally weighted (i.e., 10% each) in the bonus formula, accounting for 40% of the annual cash bonus.

The charts below summarize each component of the Company goals for our 2024 Annual Cash Bonus Plan and the level of achievement assigned to each component by the Compensation Committee. A summary of achievement for our 2024 Annual Cash Bonus Plan is immediately below, and a detailed discussion of the results follows.

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Executive Compensation Compensation Discussion & Analysis

Summary of 2024 Bonus Achievement

Discussion of 2024 Bonus Achievement

Performance against each of the financial goals and the strategic and operational priorities was evaluated by our Compensation Committee at the end of 2024, with such assessment described below:

Financial Goals (60%)

Metric	Threshold 50%	Target 100%	Maximum 100%	2024 Results	Formulaic Result	Metric Weight	Final (Weighted)
Gross Bookings	$ 153.0B	$ 160.0B	$ 167.0B	$ 162.8B	140%	20%	27.92%
Adj. EBITDA	$ 6,000M	$ 6,300M	$ 6,600M	$ 6,484M	161%	20%	32.24%
Adj. EBITDA less SBC	$ 4,000M	$ 4,300M	$ 4,600M	$ 4,688M	200%	20%	40.00%
				Total Financial %	**167%**	**60%**	**100.16%**

+

Strategic & Operational Priorities (40%)

Build a robust membership program across Mobility and Delivery. Our total members increased roughly 60% year-over-year, significantly exceeding our target of a 20% increase, reaching 30 million members.	Significantly Exceeded	150%	10%	15.00%
Maintain or gain category position (CP) for Mobility and Delivery countries. [(1)] In 2024, CP for our Mobility business increased in the majority of our top markets. Our Delivery business remained strong, gaining consistent CP across all top markets.	Met	100%	10%	10.00%
Best platform for Drivers and Couriers. In 2024, we announced 20+ improvements to the Driver and Courier experience and, as a result, our monthly active Drivers and Couriers reached 8.2 million globally, an increase of 20% year-over-year.	Exceeded	125%	10%	12.50%
Leadership hiring slate. While we made progress in having a varied hiring slate of candidates worldwide, we did not fully meet our goal.	Partially Met	62.5%	10%	6.25%
Total Strategic & Operational %		**167%**	**40%**	**43.75%**

Total Company Goals % **143.91%**

×

Individual Modifier **100%**

(no individual modification applied)

=

Total 2024 Bonus Payout **143.91%**

(1)	Category position is based on internal estimates based on our billings and estimated billings of other rideshare platforms and/or food delivery platforms as of the last week of the applicable period. Billings represents the sum of the amounts billed to the consumer, as listed on the receipt after discounts and credits.

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Executive Compensation Compensation Discussion & Analysis

2024 Annual Cash Bonus Plan Achievement - Individual Modifier

As described in more detail in the “2024 Annual Cash Bonus Plan Goals” section, the Annual Cash Bonus Plan includes an Individual Modifier that can increase or decrease the bonus payable to each NEO by 50% - 150%, with a maximum bonus payable to each NEO capped at 200% of target. The utilization of the Individual Modifier is determined by the Compensation Committee based on each NEO’s individual performance measured against individualized performance goals established at the beginning of the year by the Compensation Committee.

The Compensation Committee established strategic and functional goals for each of our NEOs at the beginning of 2024. In reviewing each NEO’s level of achievement against their individual goals, the Compensation Committee determined that each NEO achieved target levels of performance (i.e., 100%) and the Individual Modifier would not be utilized to increase or decrease the bonuses payable to each NEO.

The table below summarizes the results assessed by the Compensation Committee of each NEO’s performance against their strategic and functional goals for 2024.

Dara Khosrowshahi

●	Champion IC+ models. Advanced support of our IC+ model globally, resulting in the passage of legislation or regulations in several non-U.S. jurisdictions, in addition to reaching an agreement with the Massachusetts Attorney General ensuring flexibility and benefits for Massachusetts drivers.
●	Deliver on cost savings and efficiency. Improved Non-GAAP operating costs, with a reduction from 6.9% of Gross Bookings in Q4 2023 to 6.5% of Gross Bookings in Q4 2024, driven primarily by leverage on fixed costs and employee headcount costs.
●	Drive platform engagement. Expanded multi-product usage, increasing multi-product users year-over-year, primarily as a result of efforts to increase non-UberX Trips and focusing on driving Uber Eats users to engage in Grocery & Retail offerings, as well as investing in global membership growth.
●	Grow non-core Gross Bookings. Achieved strong growth in our non-core portfolio and generated over $26 billion in annualized Gross Bookings as of Q4 2024 growing 55% year-over-year, with growth driven by strength in Hailables, Reserve, U4B, and Shared Rides in our Mobility business, and the expansion of our Grocery and Retail products in our Delivery business.

Prashanth Mahendra-Rajah

●	Build and manage liquidity. Executed on Uber’s capital allocation framework, repurchasing $1.2 billion of common stock under our existing $7 billion repurchase authorization, securing Investment Grade credit ratings for Uber, and completing an inaugural $4 billion debt offering.
●	Deliver on cost savings and efficiency. Improved Non-GAAP operating costs, with a reduction from 6.9% of Gross Bookings in Q4 2023 to 6.5% of Gross Bookings in Q4 2024, driven primarily by leverage on fixed costs and employee headcount costs.
●	Manage enterprise risk. Made substantial advancements in the effectiveness of our risk management practices by engaging globally with more than 75 regulators and other government stakeholders across more than ten countries to educate them on our business practices, encourage collaboration, and mitigate risks, and advancing best practices related to the exchange of safety information between industry partners.

Jill Hazelbaker

●	Champion IC+ models. Advanced support of our IC+ model globally, resulting in the passage of legislation or regulations in several non-U.S. jurisdictions, in addition to reaching an agreement with the Massachusetts Attorney General ensuring flexibility and benefits for Massachusetts drivers.
●	Deliver new users and increased engagement through improved performance marketing efficiency. Achieved substantial growth in first-time users across Mobility, with moderate growth in Delivery and Grocery and Retail, as a result of focused efforts, experimentation, and securing promo opt-in for campaigns.
●	Drive growth across Uber products. Led successful brand campaigns that drove a significant lift in awareness and consideration across multiple markets, products, and lines of business, with notable awareness lifts in our Mobility offering and increased demand for our Delivery offering with seven straight quarters of accelerating Delivery MAPC year-over-year growth.

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Nikki Krishnamurthy

●	Employee retention. Continued to maintain strong employee retention during 2024, with voluntary attrition down 1.5 percentage points year-over-year. Our employee survey results continue to show that employees are passionate about Uber’s mission and proud to work at Uber.
●	Enhance Uber’s hiring practice. Maintained strong offer acceptance rates across all levels and markets in which we operate; however, this goal overall was only partially met due to a slight increase in time to fill roles.
●	Optimize real estate cost structure. Renegotiated real estate services successfully, resulting in meaningful annual run rate savings. Successfully enhanced our capability to more accurately assess our real estate footprint and utilization.
●	Progress toward implementing the recommendations in our 2023 Civil Rights Assessment. Completed or on track to timely complete most of our commitments.

Tony West

●	Champion IC+ models. Advanced support of our IC+ model globally, resulting in the passage of legislation or regulations in several non-U.S. jurisdictions, in addition to reaching an agreement with the Massachusetts Attorney General ensuring flexibility and benefits for Massachusetts drivers.
●	Continue development of our governance strategy and programs. Continued progress on our governance strategy and engagement, metrics, and milestones including achieving corporate renewable energy goals ahead of schedule, making significant progress on the Corporate Sustainability Reporting Directive mandatory reporting requirements, and expanding corporate transparency through our reporting.
●	Manage enterprise risk. Made substantial advancements in the effectiveness of our risk management practices by engaging globally with more than 75 regulators and other government stakeholders across more than ten countries to educate them on our business practices, encourage collaboration, and mitigate risks, and advancing best practices related to the exchange of safety information between industry partners.

2024 Annual Cash Bonus Payouts

The Compensation Committee determined that the Company Goals component of the Annual Cash Bonus paid out at 143.91% based on the level of achievement against the Company Goals pre-set at the beginning of 2024 and that the Individual Modifier component of the Annual Cash Bonus Plan would not be utilized to increase or decrease the bonus payable to each NEO. As such, the final payout for each NEO pursuant to the Annual Cash Bonus Plan was 143.91%.

The table below sets forth the final bonus payouts for 2024 for each NEO:

Name	Target Incentive	Company Performance %	Individual Performance %	Final Payout %	FY24 Incentive Payout
Dara Khosrowshahi	$ 2,000,000	143.91%	100%	143.91%	$ 2,878,200
Prashanth Mahendra-Rajah	$ 800,000	143.91%	100%	143.91%	$ 1,151,280
Jill Hazelbaker	$ 800,000	143.91%	100%	143.91%	$ 1,151,280
Nikki Krishnamurthy	$ 700,000	143.91%	100%	143.91%	$ 1,007,370
Tony West(1)	$ 1,224,044	143.91%	100%	143.91%	$ 1,761,521
(1)	The amounts for Mr. West’s 2024 “Target Incentive” and “FY24 Incentive Payout” were prorated to reflect Mr. West’s unpaid leave of absence from August 17, 2024, through November 10, 2024.

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Executive Compensation Compensation Discussion & Analysis

Annual Long-Term Equity Incentives

In 2024, we continued to use equity incentives as a key component of our total compensation package for our NEOs. Consistent with our compensation objectives, we believe this approach allows us to attract and retain the highest level of talented and experienced executive officers, aligns our executive officer incentives with the long-term interests of our Company and our stockholders, and ultimately drives long-term stockholder value. Early in the year, the Compensation Committee reviews and approves annual equity awards for our NEOs, and awards are granted in March.

In determining the form, size, frequency, and material terms of NEO equity awards, our Compensation Committee customarily considers, among other factors, each executive officer’s role criticality relative to others at our Company and the Company’s major strategic initiatives, Company and individual performance, the equity awards provided to executive officers in similar roles of our peer companies, and the retentive value necessary to retain our executives.

Our compensation program is intended to achieve alignment between our long-term strategic goals and our stockholders’ interests, and be grounded in our pay for performance philosophy as well as our mission and values. All of our NEOs receive long-term equity-incentive awards in the form of RSUs and PRSUs. Our PRSU program connects our NEO compensation to our long-term financial goals and strategic goals that are critical to our business. Additionally, Mr. Khosrowshahi receives stock options as part of his annual compensation mix, and Mr. Mahendra-Rajah received stock options as part of his new-hire equity award in November 2023. We will continue to monitor the equity mix in the future to ensure that it appropriately balances incentives, alignment, and retention.

●	RSUs. Time-based RSUs are granted to NEOs to incentivize executives to build value in the Company over time and align equity ownership with our stockholders, while continuing to provide value to our NEOs during periods of market volatility.
●	PRSUs. Performance-based RSUs are critical to our compensation program and are granted to all of our NEOs to drive the achievement of key financial, operational, and strategic objectives, which aligns the interests of our executives and stockholders. Currently, all of our NEOs have received PRSU awards in all three outstanding PRSU award cycles (with the exception of Mr. Mahendra-Rajah, as he joined the Company in November 2023). At the beginning of each performance period, the Compensation Committee establishes financial and strategic goals with metrics that are 100% quantitative for the PRSU awards. Our 2024 PRSU Awards are subject to the structure described in the “2024 PRSUs” section on page 48.
●	Stock options. In 2022, we added stock options to the mix of Mr. Khosrowshahi’s long-term equity incentive compensation in order to further reinforce stockholder value creation in our equity program, and we have continued to include stock options in Mr. Khosrowshahi’s compensation. The stock options were added in lieu of a portion of the time-based RSUs that would otherwise have been granted to Mr. Khosrowshahi as part of his equity compensation. As a result, more than 77% of Mr. Khosrowshahi’s target annual equity opportunity is subject to total stockholder returns and performance-based achievement through both the stock option awards and our PRSU awards. Additionally, Mr. Mahendra-Rajah received stock options as part of his new-hire equity award in November 2023.

Information regarding prior years’ PRSU grants, RSU grants, and stock option grants made to our NEOs is contained in the table “Outstanding Equity Awards as of December 31, 2024.”

2024 Equity Awards

As part of the annual equity refresh portion of our compensation program at the beginning of 2024, our Compensation Committee granted all of our NEOs, other than Mr. Mahendra-Rajah, a combination of RSUs, PRSUs, and, in the case of Mr. Khosrowshahi, stock options. A year-over-year comparison between 2023 and 2024 grant amounts reflects an increase primarily because the Compensation Committee approved a 10% decrease in equity grants for 2023 for all NEOs due to our stock price performance and how our stockholders fared in 2022, with our equity grant award practices resuming in 2024 at normal levels.  As a result, the CEO’s 2023 target equity award was $18.45 million, down from $20.5 million in 2022. In 2024, the Compensation Committee resumed normal grant practices and set the CEO’s target equity award at $25.0 million. While this represents a 35.5% increase from 2023, the 2024 award is a 22% increase relative to 2022 levels—equating to an average annual increase of approximately 11% over the two-year period. This reflects both the temporary reduction in 2023 and the Compensation Committee’s ongoing evaluation of market competitiveness and Company performance. Additionally, in 2024 we increased the PRSU portion of our CEO’s annual equity award grant to 55% vs. 50% in prior years.

The dollar amounts listed in the table below for fiscal year 2024 equity awards will not match the amounts in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table or the Grants of Plan-Based Awards Table due to accounting complexities. Because the accounting grant date of a PRSU occurs when the performance targets are approved, and our PRSUs include annual Adjusted EBITDA Margin goals, stock awards listed in the Summary Compensation Table and Grants of Plan-Based Awards Table include the accounting premiums for such awards, as described in more detail in the following section. In addition, the dollar amounts listed in the table below for 2024 RSUs will not match the amounts in the “Stock Awards” column of the Summary Compensation Table or the Grants of Plan-Based Awards Table because the number of shares subject to an award is determined based on the 30-day average stock price for the month immediately preceding the month of grant, whereas the grant date fair value reported in those tables is based on the stock price on the grant date. The amount disclosed for the 2024 Options in the “Option Awards” column reflects the grant date fair value amount which includes a premium due to accounting complexities.

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Executive Compensation Compensation Discussion & Analysis

The equity grants awarded to our NEOs in 2024 consisted of the following:

Name	Annual RSUs(1)	Annual PRSUs(2)	Annual Stock Options(3)	Total Equity
Dara Khosrowshahi	$ 5,625,000	$ 13,750,000	$ 5,625,000	$ 25,000,000
Prashanth Mahendra-Rajah(4)	–	–	–	–
Jill Hazelbaker	$ 5,333,333	$ 2,666,667	–	$ 8,000,000
Nikki Krishnamurthy	$ 4,000,000	$ 2,000,000	–	$ 6,000,000
Tony West	$ 5,333,333	$ 2,666,667	–	$ 8,000,000
(1)	The RSUs vest over four years on a monthly basis for all NEOs other than Mr. Khosrowshahi, whose RSUs vest 25% per year over four years.
(2)	The PRSUs vest in full following the end of the three-year performance period, with the number of shares earned determined based on certified, actual performance against pre-established goals, 60% of which are measured at the completion of the three-year period, with the remaining 40% measured based on certain metrics for each year in the three-year period, with 13.3% being measured each year.
(3)	Stock options vest 25% per year over four years.
(4)	Mr. Mahendra-Rajah did not receive any equity awards in 2024 because he received a new-hire equity award when he joined the Company as CFO in November 2023.

CEO	Other NEOs*

*Does not include Mr. Mahendra-Rajah, as he joined the Company as CFO in November 2023 and did not receive a 2024 Annual Equity Grant.

Proportion
Component	CEO	Other NEOs	2024 Equity Awards
RSUs			● Time-based equity awards ● For CEO, the 2024 RSUs vest annually over four years ● For all other NEOs, the 2024 RSUs vest monthly over four years
PRSUs

●  Performance-based equity awards

●  Cliff-vest following the completion of a three-year performance period based on actual achievement, as certified by the Compensation Committee

●  See below for a discussion of our 2024 PRSUs

Stock Options			● CEO only in 2024 ● Vest annually over four years ● Seven-year term

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Executive Compensation Compensation Discussion & Analysis

Variation Between 2024 Equity Award Values & Equity Compensation Reported in Summary Compensation Table

The amounts reflected for 2024 in the “Stock Awards” column of our Summary Compensation Table reflect an increase in equity award grant value relative to last year. It is important to note that a significant portion of that increase is driven by accounting complexities in valuing our PRSUs, rather than a simple year-over-year increase in the actual number of shares granted. Several key factors shaped this year’s reported amounts:

●	Recognition of prior year tranches: Our PRSU program includes annual Adjusted EBITDA Margin goals and, pursuant to applicable accounting rules, the accounting value of the portion of the 2022 PRSUs and 2023 PRSUs associated with 2024 must be expensed in 2024 and reflected in the Summary Compensation Table. Given our significant stock price appreciation since the 2022 PRSUs and 2023 PRSUs were granted (2022 PRSU grant price: $36.67; 2023 PRSU grant price: $38.33), the accounting value of the FY24 portion of such awards ($104.84 and $104.22, for the 2022 and 2023 PRSUs, respectively) was more than two times the value of the equity awards at the time of approval by the Compensation Committee.
●	Accounting valuation method: As our PRSU awards include an rTSR modifier, which the Compensation Committee views as an important element of our PRSU Awards, we are required to use a specific accounting valuation method, which results in an accounting premium that is reflected in the values attributed to our PRSU awards in the Summary Compensation Table.
●	Stock price volatility at grant: For accounting purposes, the fair value of equity awards must be determined based on the closing price of our common stock on the actual grant date. We have historically determined the number of equity shares granted to all employees, including our NEOs, based on a value-to-share conversion methodology that relies on the average stock price from the prior month. As a result of higher than typical stock price volatility in February 2024 leading up to our March 1 grant date, there was a 9% increase in equity compensation expense (February 2024 trading average: $74.41; March 1, 2024 grant price: $81.03).

To summarize, while the underlying number of shares granted did rise for 2024, the increase in reported equity values largely reflects share price appreciation and fair value methodologies rather than a substantial shift in our overall equity compensation philosophy.

Review of & Enhancements to Our Long-Term Incentive Program

In response to the higher than typical stock price volatility in Q1 of 2024, the Compensation Committee conducted a comprehensive review of our long-term incentive program in 2024. After evaluating our value-to-share conversion methodology, we reaffirmed that our prior month’s average pricing approach aligns with market practices among peer companies. In most years, we expect valuation differences to remain within a narrower range, both positive and negative. For 2025, our February average price was $75.84, compared to the March 3rd, 2025 grant date price of $74.44, resulting in a 2% decrease in compensation expense.

Additionally, the Compensation Committee continues to evaluate our ability to set long-term financial targets and eventually transition all metrics to have three-year goals. While this change may eventually reduce volatility in reported equity values by aligning the full accounting expense of our PRSUs with the year they are granted, we expect that in the year we transition there will be another unintended accounting expense increase reflected in the Summary Compensation Table due to reporting the full award in that year.

2024 PRSUs

In 2024, at least one-third of the annual equity awards made to our NEOs were in the form of PRSUs (other than to our CFO, who did not receive any equity awards in 2024, as he received a new-hire equity award when he joined the Company in November 2023), with our CEO receiving more than one-half of his annual equity awards in the form of PRSUs. Consistent with prior years, our Compensation Committee established financial and strategic quantitative goals for our 2024 PRSUs at the beginning of the performance period, with vesting to occur at the end of a three-year period, subject to the achievements of the specified pre-established targets. In addition, the 2024 PRSUs were structured similarly to the 2022 and 2023 PRSUs, with 80% of the award based on key financial goals and metrics, 20% of the award based on long-term strategic goals and metrics, and the entire award subject to an rTSR modifier, ensuring stability in our compensation program. Finally, in response to feedback received from our stockholders, our long-term strategic goals included electrification and waste reduction goals. The chart below illustrates the overall structure of our PRSU program that has been in place for the past three years; the table that follows it provides a high-level summary of our 2024 PRSU program structure.

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Executive Compensation Compensation Discussion & Analysis

2024 PRSUs: Program Structure

Financial Goals

●	Adjusted EBITDA Margin. 40% of our 2024 PRSUs were subject to our Adjusted EBITDA Margin goals, with such achievement being measured on an annual basis against targets set by our Compensation Committee established at the beginning of each fiscal year in the three-year performance period.
●	Gross Bookings Growth. 40% of our 2024 PRSUs were subject to our Gross Bookings Growth goal, with such achievement being measured as the average over the three-year performance period against pre-set targets established by our Compensation Committee at the beginning of the performance period.

Strategic Goals & rTSR Modifier

In addition to Adjusted EBITDA Margin and Gross Bookings Growth, we included strategic metrics, including global electrification and waste reduction goals and safety improvement goals, in our 2024 PRSUs because we believe these goals are important to our key initiatives and growth. We also included an rTSR modifier to further align the interests of our executives to those of our stockholders.

●	Electrification & Waste Reduction Goals. Uber is dedicated to working toward our global electrification and waste reduction goals, and in 2024, we incorporated these goals into our PRSU program. The key performance indicators we established with respect to these goals were to (i) reduce Scope 1 and Scope 2 emissions from corporate operations globally and (ii) increase the percentage of electric vehicle miles in both North America (specifically, the U.S. and Canada) and Europe, over the course of the three-year performance period.
●	Safety Improvement Goals. Standing for safety has been a critical component of our executive compensation program since 2018. The consistent inclusion of safety improvement goals in our PRSU program has ensured our NEOs are prioritizing the safety of users and consumers on our platform. In 2021, we expanded our safety improvement goals beyond our U.S. Mobility business to include safety incident rates globally in both our Mobility and Delivery businesses (see footnote three to the “2022 PRSUs Three-Year Strategic Targets” table below for additional information). This shift, which continues in our 2024 PRSU program, reinforces our continued investment and prioritization of safety and transparency globally and goes beyond industry practice.
●	rTSR. In order to further align the interests of our executives to those of our stockholders and to tie the long-term compensation of our executives to our long-term financial success, the metrics of our long-term incentive compensation awards are subject to an rTSR modifier. The rTSR modifier compares the three-year annualized TSR of the Company, calculated by using the average stock price for the month immediately preceding the beginning of the performance period and average stock price for the month ending the performance period, against the TSR of the companies included in the S&P 500 over the same three year period. If absolute TSR is negative over the three-year period and rTSR is greater than the 50th percentile, the upward modifier is capped at 1.0X, which provides incentive to outperform comparators, but safeguards against upward modification if stockholders have not had positive returns. The table below sets forth the mechanics of the rTSR modifier.

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Executive Compensation Compensation Discussion & Analysis

Multiplier(1)	Percentile	Performance Level
0.7X	At or below 25th percentile	Below target(2)
1.0X	50th percentile	Target
1.3X	At or above 75th percentile	Maximum(3)
(1)	Multipliers in between values shown are linearly interpolated.
(2)	If TSR is in the 0-25th percentile, the applicable rTSR modifier will always be 0.7X, and could result in an ultimate payout of less than 50% of the PRSU target, due to such modification.
(3)	The rTSR modifier will not adjust the performance results above 150% (the overall cap of our 2024 PRSUs).

2023 PRSUs: Update

Over the course of 2024, as our Company’s priorities evolved, we reevaluated our belonging and inclusion strategies to ensure our priorities aligned with our efforts to foster growth, innovation, and meaningful impact. In 2025, after careful consideration, the Compensation Committee decided to close the performance period for the Diversity, Equity, and Inclusion goals linked to the 2023 PRSU program to ensure that our executives’ incentives reflect the organization’s current and forward-looking goals and strategy, while adapting to the external environment. As a result, the level of achievement of these goals was measured over the two-year period beginning January 1, 2023, and ending on December 31, 2024, and determined to be 89% of the target. Payment associated with this award and these results will not be accelerated and will be combined with the levels of achievement of the remaining financial and strategic performance goals applicable to the 2023 PRSUs when the three-year performance period for the 2023 PRSU program concludes on December 31, 2025, to determine the final payout of the 2023 PRSU Awards. Full results of the 2023 PRSU Awards will be included in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders.

2022 PRSUs: Results

Our 2022 PRSUs completed their three-year performance period on December 31, 2024. Below includes a discussion of our levels of achievement against the goals set for our 2022 PRSUs, as well as the final payout of the 2022 PRSU Awards.

The Compensation Committee approved the below Adjusted EBITDA Margin targets at the beginning of each fiscal year of the three-year performance period, to be measured on an annual basis, and approved the Gross Bookings Growth target at the beginning of the performance period in 2022.

The chart below reflects the actual achievement against the financial targets for the 2022 PRSUs.

2022 PRSUs: 2022 - 2024 Financial Targets (80%)	Weighting	Target Goal	Results	% Achieved	Weighted Score
Adjusted EBITDA Margin - 2022(1)	13.33%	0.71%	1.48%	150.00%
Adjusted EBITDA Margin - 2023(1)	13.33%	2.75%	2.94%	150.00%	55.55%
Adjusted EBITDA Margin - 2024(1)	13.33%	3.95%	3.98%	116.60%
Gross Bookings Growth(2)	40.00%	20.00%	21.72%	128.71%	51.48%
(1)	Adjusted EBITDA as a percent of Gross Bookings. Each fiscal year the Compensation Committee set the target goal, following certification of the Company’s financial plan.
(2)	Gross Bookings Growth goal set at the beginning of 2022 by the Compensation Committee and results are measured as a three-year average.

The Compensation Committee established our strategic and operational targets at the beginning of 2022 to be measured at the end of the three-year performance period for the 2022 PRSU Awards. When establishing these targets, the Compensation Committee also approved four quantitative metrics for measuring performance, two for each strategic goal, to be measured over the three-year performance period. The chart below reflects the actual achievement against the metrics for the 2022 PRSUs.

2022 PRSUs: Three -Year Strategic Targets (20%)	Weighting	Target Goal	% Achieved	Weighted Score
Diversity, Equity, & Inclusion(1)(2)	10%		79.57%	7.96%
Percentage of women at Uber’s manager level and above (global)	5%	38.00%	56.18%	2.81%
Percentage of U.S. underrepresented people at the senior analyst level and above	5%	15.00%	102.95%	5.15%
Safety Improvement(1)(3)	10%		72.50%	7.25%
Percent of reduction critical sexual assault(3)	5%	(10.00%)	71.00%	3.55%
Percent of reduction in motor vehicle crash fatalities(3)	5%	(10.00%)	74.00%	3.70%
(1)	Achievement of strategic goals may take into consideration the impact of certain M&A transactions.
(2)	Results as of January 31, 2025 (inclusive of promotions that took effect in early 2025 related to 2024 performance).
(3)	Safety improvement performance is defined by the Company’s safety incident rate over the 2021 baseline year, as measured in reductions in motor vehicle fatalities and critical sexual assaults over a three-year period. Beginning with our 2021 PRSU Award, our measurement has remained consistent and includes incidents globally within our Mobility and Delivery business. Due to the inclusion of global incidents, U.S. FARS reconciliation is not a prerequisite for analytical results. All safety incidents in scope are subject to our safety data auditing processes which have been described in our previous U.S. Safety Reports.

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Executive Compensation Compensation Discussion & Analysis

2022 PRSUs: Payouts Including rTSR Modifier

Final results of the 2022 PRSUs, which vested on March 16, 2025 based on actual achievement, as certified by our Compensation Committee, are set forth below. The results disclosed below reflect the level of achievement of the financial and strategic performance metrics, as well as the application of the rTSR modifier. Following the application of the rTSR modifier, the 2022 PRSUs would have paid out at 158.9%. However, because we believe it is best practice and in line with our stockholders’ values to cap the payouts of our incentive award opportunities, our 2022 PRSUs paid out at 150.0%.

Financial & Strategic Measures	Weighting	% Achieved	% Weighted
Adjusted EBITDA Margin - 2022, 2023, 2024(1)	40%	138.9%	55.5%
Gross Bookings Growth	40%	128.7%	51.5%
Diversity, Equity, & Inclusion	10%	79.6%	7.9%
Safety	10%	72.5%	7.3%
	Total Financial & Strategic Measures %		122.2%
Relative TSR Modifier	Target	% Achieved	Modifier
3-year Rank	50th percentile	82nd percentile	× 130.0%
			=
2022 PRSUs Payout			150.0%(2)
(1)	Adj. EBITDA as a percent of Gross Bookings.
(2)	Following the application of the rTSR modifier, the 2022 PRSUs would have paid out at 158.9%, but were capped at 150.0%.

Based on these performance results, final payouts of the 2022 PRSU Awards for the participating NEOs are set forth below.

FY22-FY24 Award	# of PRSUs Granted	# of PRSUs Vested
Dara Khosrowshahi	283,462	425,193
Jill Hazelbaker	64,528	96,792
Nikki Krishnamurthy	50,700	76,050
Tony West	73,746	110,619

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Executive Compensation Compensation Discussion & Analysis

Other Benefits

Executive Severance Plan & Employment Agreements

In June 2023, we adopted our Amended and Restated 2019 Executive Severance Plan (Executive Severance Plan). Our Executive Severance Plan is described and quantified under the heading “Potential Payments Upon Termination or Change in Control.”

The employment agreements we have entered into with each NEO also serve as participation agreements for our Executive Severance Plan. Each employment agreement generally has no specific term and provides for at-will employment. The employment agreements set forth each NEO’s initial base salary, eligibility to participate in our Annual Cash Bonus Plan, certain employee benefits, the terms of certain equity grants, and in the case of our CEO, certain grandfathered severance commitments, as described and quantified under the heading “Potential Payments Upon Termination or Change in Control.”

Security

Because of the high visibility of our Company, our Board has authorized a security program for the protection of our senior executives based on ongoing assessments of risk, as well as actual and credible threats made against our executive officers. We require these security measures for our benefit because of the importance of these executives to Uber, and we believe the costs of our security program are necessary and appropriate business expenses since they arise from the nature of the executives’ employment at Uber. Our Board regularly evaluates and approves the cost and components of our security program, based on comparative data regarding the cost and scope of security programs established by companies in the U.S., both within and outside of our peer group, and professional assessments of safety threats made against our executive officers. Since the implementation of our overall security program, each of these assessments has identified actual and credible threats to Mr. Khosrowshahi’s safety as a result of the high-profile nature of being our CEO.

Our security program for our executive officers consists of business-related and personal security services, including certified protection officers, secure meeting spaces, accommodations and transportation, and the aircraft travel described below, as our security team deems necessary and appropriate after conducting a threat assessment with respect to the particular event and/or location. In addition, we provide residential security and commuting and other personal transportation services to Mr. Khosrowshahi as our CEO.

Although we view the security services provided to our NEOs as necessary and appropriate business expenses, we reported the aggregate incremental cost of certain of these services in the “All Other Compensation” column of the Summary Compensation Table.

Air Travel

In order to provide a more secure air traveling environment, we provide private aircraft services for certain executive travel pursuant to our Private Airplane Use Policy, which may be amended from time to time. Our Policy currently provides that our CEO may utilize private aircraft for business purposes and personal travel and that our other NEOs may utilize private aircraft for business purposes subject to obtaining advance approval from the CEO. Our other NEOs are not permitted to utilize private aircraft for personal travel unless traveling with our CEO. For any personal travel, the NEOs must directly pay or reimburse us for the greater of (i) the aggregate incremental cost of the flight, or (ii) the imputed fringe benefit income value of any personal use, unless otherwise approved by the Compensation Committee. The incremental cost charged to our NEOs for personal use is limited to the variable cost that is allowed under applicable Federal Aviation Regulations (e.g., twice the direct fuel cost of the flight, crew travel expenses for the flight, hangar or storage cost for the flight, insurance cost specific to the flight, customs, landing fees and taxes for the flight, in-flight catering, and ground transportation).  We do not seek reimbursement of costs such as management fees, lease or subscription payments, banked hours, crew salaries, maintenance costs not related to trips, training, home hangaring, general taxes and insurance, and services support, as these costs are already incurred for business purposes. Guests and family members are permitted to accompany the CEO on the private aircraft for personal travel and are permitted to accompany the CEO or any other eligible NEO when the aircraft is already going to a specific destination for a business purpose, in each case subject to these reimbursement rules.

Financial Management Benefit for Executives

In February 2024, the Compensation Committee approved an optional financial management services benefit to assist NEOs in obtaining professional financial advice, and to maximize their understanding and effectiveness of our executive compensation programs, while also increasing productivity by limiting personal financial matters to distract them from Company responsibilities. If NEOs elect to participate in this benefit, the value of these services, up to an annual $16,000, is taxable to them. There is no tax gross-up paid on the income attributable to this value.

Benefits Applicable to All Employees, Including Our NEOs

Relocation Assistance

We believe that the best ideas can come from anywhere. To enable us to attract the highest level of talented and experienced executive officers, certain of our executive officers are eligible to receive or have received relocation assistance when necessary or appropriate, including travel, commuting, and temporary housing costs and reimbursement of moving costs. We also generally offer a tax gross-up to employees, including our executive officers, for these payments.

We reported the relocation expenses incurred with respect to our NEOs in 2024 in the “All Other Compensation” column of the Summary Compensation Table.

Employee Benefits

We provide health, dental, vision, life, and disability insurance benefits to our executive officers, on the same terms and conditions as provided to all other eligible U.S. employees. Our executive officers may also participate in our broad-based 401(k) plan and are eligible to receive the Company match, at the same level as all other participants. For all U.S. employees, including NEOs, Uber covers all costs and taxes attributed to our employees due to cafeteria offerings under any current rules or regulations. We believe these benefits are consistent with the broad-based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining the highest level of talented and experienced executive officers.

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Executive Compensation Compensation Discussion & Analysis

Other Compensation Matters

Compensation Risk Assessment

As part of our annual compensation-related risk review, we conducted an analysis to determine whether any risks arising from compensation policies and practices are reasonably likely to have a material adverse effect on the Company in light of our overall business, strategy, and objectives. Management, in concert with the Compensation Committee, reviews and evaluates both cash and equity incentive plans across executive and non-executive employee populations, as well as other compensation-related policies to which our employees are subject.

The process of our assessment is two-pronged and evaluates both (i) material enterprise risks related to our business that may be exacerbated by compensation policies and practices and (ii) the potential risks arising from attributes in our compensation practices, performance criteria, payout curves and leverage, pay mix, and verification of performance results.

After reviewing the results of the analysis, the Compensation Committee and management believe our current compensation policies and practices (i) balance an appropriate risk and reward profile in relation to our overall business strategy and (ii) do not encourage our employees, including our executive officers, to take excessive or inappropriate risks that would have a material adverse effect on the Company.

Stock Ownership Guidelines

Position	Stock Ownership	In Compliance with Guidelines
Non-Employee Director	10x Annual Cash Retainer
CEO	10x Base Salary
Executive Officers (other than CEO)	3x Base Salary

In order to align our directors’ and executive officers’ interests with those of our stockholders, our stock ownership guidelines require, as of the applicable measurement date (i) our non-employee directors to hold Uber stock valued at ten times their annual cash retainer within five years of becoming subject to the guidelines, and (ii) our executive officers are to hold Uber stock valued at a multiple of three times (ten times for our CEO) their annual base salaries within five years of becoming subject to the guidelines. As of the applicable measurement date in 2024, all of our executive officers and non-employee directors were in compliance with our stock ownership guidelines.

Our guidelines also include a stock retention requirement that requires any executive officer who does not satisfy the stock ownership guidelines as of an annual measurement date to retain 50% of all vested shares acquired by the executive officer pursuant to any equity award (net of shares sold or withheld to pay the applicable exercise price and/or taxes) until such time as the executive officer satisfies the stock ownership guidelines. Satisfaction of this requirement is measured as of any subsequent date on which the executive officer wishes to dispose of the acquired shares.

Clawback Policy

As required by the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and NYSE’s adoption of compensation recovery listing standards, our Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers (as such term is defined in Rule 10D-1, for purposes of this section, a “Section 16 officer”) of the Company in the event that the Company is required to prepare an accounting restatement. The recovery of such compensation applies regardless of whether a Section 16 officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement.

In addition to implementing measures mandated by the SEC, our Clawback Policy provides that our Board may seek to recover equity compensation (including stock options, restricted stock, time-based RSUs, and PRSUs) awarded after March 28, 2019, and cash severance and incentive-based compensation awarded after October 26, 2020, from an executive officer (including senior executives designated by the Board or the Compensation Committee) in connection with a material breach by such executive officer of restrictive covenants in agreements between us and the executive officer, accounting restatements as a result of material non-compliance with any financial reporting requirement, or as a result of the executive officer’s misconduct that harms the business or reputation of the Company.

Tax & Accounting Considerations

Deductibility of executive compensation. The Compensation Committee is mindful that the Company has net operating loss carryforwards that will defer the impact of any deductions that the Company might lose under Section 162(m) for one or more carryforward years, and believes that we should not be constrained by the requirements of Section 162(m) where those requirements would impair our flexibility in attracting and retaining the highest level of talented and experienced executive officers and in compensating our executive officers in a manner that best promotes our mission and strategic objectives.

Taxation of “parachute” payments and deferred compensation. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also imposes additional significant taxes on the individual in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A of the Code. We have not agreed to provide our executive officers, including our NEOs, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 4999 or Section 409A of the Code.

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Executive Compensation Compensation Discussion & Analysis

Accounting treatment. The accounting impact of our executive compensation program is one of many factors that are considered in determining the size and structure of our executive compensation program, so that we can ensure that it is reasonable and in the best interests of our stockholders.

Equity Grant & Approval Timing Practices

The Company maintains the Equity Grant Award Policy (Equity Policy), which is intended to prevent stock option backdating and other grant timing issues in relation to the release of material, non-public information. Under the Equity Policy, the Compensation Committee approves annual equity awards and other off-cycle equity awards, including in connection with new hires and promotions, to executive officers who are subject to Section 16(a) of the Exchange Act and other senior executives. The Compensation Committee has delegated authority to the Equity Grant Committee, which currently consists of the CEO, to approve equity awards to other employees, within certain parameters. Annual equity awards to all employees are generally approved by the Equity Grant Committee or the Compensation Committee, as applicable, in March of each year. Off-cycle equity awards to new hires, employees receiving promotions, and other special circumstances are generally approved on the 16th day of the calendar month or such other date determined by the Equity Grant Committee or the Compensation Committee.

For all stock options or stock appreciation rights, the exercise price is the closing price of our common stock on the NYSE on the date of the grant. If the grant date falls on a non-trading day, the exercise price is the closing price of our common stock on the NYSE on the next trading day following the date of grant.

No off-cycle stock option awards were granted to NEOs in fiscal year 2024. During fiscal year 2024, we did not grant equity awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material, nonpublic information. We have not timed the grant of equity awards in anticipation of the release of material, non-public information or timed the disclosure of material, nonpublic information for the purpose of affecting the value of executive compensation for NEO grants in fiscal year 2024.

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Executive Compensation Compensation Discussion & Analysis

Compensation Committee Interlocks & Insider Participation

None of the directors who are currently or who were members of our Compensation Committee during 2024, are either currently, or have been at any time, one of our officers or employees. None of our executive officers currently serves, or served during 2024, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. See the section titled “Certain Relationships & Related Person Transactions” for information about related party transactions involving members of our Compensation Committee or their affiliates.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis contained in this proxy statement with management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2024.

The Compensation Committee
Robert Eckert (Chair)
Amanda Ginsberg
Wan Ling Martello
Ronald Sugar
David Trujillo

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Executive Compensation Compensation Discussion & Analysis

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.

When determining our median compensated employee, we included annual base salary, target bonus, and target equity levels for our global employee population of 31,049 employees (including subsidiary employees), of which approximately 99% are full-time and 1% are interns and other fixed term employees, other than our CEO, as of November 1, 2024 (Determination Date) in 64 countries. For purposes of this disclosure, we converted employee compensation from local currency to U.S. dollars using the exchange rate on the Determination Date.

For fiscal year 2024, the annual total compensation for the median employee (excluding our CEO) was $92,958. Our median employee is an entry level Operations Manager, based in Hong Kong. Annual total compensation of our CEO was $39,408,629. Based on this information, for fiscal year 2024, we estimate that the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 424 to 1.

The pay ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee permit companies to use a wide range of methodologies, assumptions and exclusions. As a result, it may not necessarily be meaningful to compare pay ratios reported by other companies.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the foregoing pay ratio measure in making compensation decisions.

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Executive Compensation Tables

Summary Compensation Table

Name	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Dara Khosrowshahi
Chief Executive Officer & Director	2024	$1,000,000		—	$26,654,091	$7,902,378	$2,878,200		$973,960	(3)	$39,408,629
	2023	$1,000,000		—	$13,721,292	$6,089,126	$3,174,800		$262,990		$24,248,209
	2022	$1,000,000		—	$14,281,685	$5,888,923	$2,937,200		$169,169		$24,276,977
Prashanth Mahendra-Rajah
Chief Financial Officer	2024	$800,000		—	$1,262,104	—	$1,151,280		$1,750,296	(4)	$4,963,680
	2023	$133,333		$1,000,000	$9,558,088	$3,999,988	$133,699		$1,870		$14,826,979
Jill Hazelbaker
SVP, Marketing and Public Affairs	2024	$800,000		—	$10,048,318	—	$1,151,280		$14,206	(5)	$12,013,804
	2023	$800,000		—	$6,191,829	—	$1,269,920		$10,059		$8,271,808
	2022	$800,000		—	$6,267,013	—	$1,174,880		—		$8,241,893
Nikki Krishnamurthy
SVP & Chief People Officer	2024	$700,000		—	$7,598,819	—	$1,007,370		$522,544	(6)	$9,828,733
	2023	$700,000		—	$4,945,968	—	$1,111,180		$249,313		$7,006,462
	2022	$683,333		—	$5,381,507	—	$1,028,020		$102,796		$7,195,656
Tony West
SVP, Chief Legal Officer & Corporate Secretary	2024	$618,182	(7)	—	$10,298,478	—	$1,761,521	(7)	$10,188	(8)	$12,688,370
	2023	$800,000		—	$7,015,711	—	$2,539,840		$9,995		$10,365,547
	2022	$800,000		—	$7,461,678	—	$2,349,760		—		$10,611,438
(1)	The reported amounts reflect the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718. Because the grant date for a performance-based award occurs for accounting purposes when performance targets are approved, and our 2022, 2023, and 2024 PRSU Awards contain performance targets that we approved in 2024, PRSU Award values in this column reflect the accounting costs for the 2024 approved performance targets and include (i) for 2022, 13% of the total 2022 PRSUs (i.e., representing the approved target for 2024 Adjusted EBITDA Margin), (ii) for 2023, 13% of the total 2023 PRSUs (i.e., representing the approved target for 2024 Adjusted EBITDA Margin), and (iii) for 2024, 73% of the total 2024 PRSUs (i.e., 13% representing the approved target for 2024 Adjusted EBITDA Margin, 40% representing the target approved for Gross Bookings Growth, and 20% representing the strategic goals, approved for 2024-2026). For more information regarding the accounting for and assumptions we used to calculate the grant date fair values for RSUs and PRSUs, see the heading “Stock Based Compensation Expense” in Note 1 and 10 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024.
(2)	The year-over-year increase in equity compensation reflected in this column is influenced by the accounting complexities in valuing PRSUs with annual performance targets, and an rTSR modifier. Given our stock price appreciation since the 2022 PRSUs and 2023 PRSUs were granted, the reported value of the FY24 portion of such awards was more than two times their initial intended value. In addition, as these awards include an rTSR modifier, we are required to use a specific accounting valuation method, which results in an accounting premium that is reflected in the values attributed to our PRSU awards in this column. Although the grant date value of the portion of our PRSUs subject to an annual performance target is not determined until the performance target for the particular year is approved, the maximum number of shares that can be earned under the PRSUs is fixed at the time of Compensation Committee approval and cannot exceed 150%. For a description of our long-term equity program and our 2024 equity awards, please see the “Long-Term Equity Incentives” section of the CD&A, and for a description of our equity grant practices, please see the “Other Compensation Matters” section of the CD&A.
(3)	Includes a premium for long-term disability insurance, costs related to a financial management service benefit provided to executives of the Company, payments for certain broad-based benefits provided to all eligible employees, a discussion of which can be found in the “Other Benefits” section in the CD&A, and costs incurred for Mr. Khosrowshahi’s security and personal safety. Security and personal safety costs include $36,050 for the aggregate incremental costs we incurred related to personal transportation services, including vehicles and drivers, accommodation, and certified protection officers, $779,309 in aggregate costs of non-recurring residential security, with such amount deemed necessary based on a third-party security and threat level risk assessment on Mr. Khosrowshahi’s residence, $17,602 in aggregate incremental costs of protective intelligence services, and $123,728, which represents the incremental cost to the Company for Mr. Khosrowshahi’s personal use of private aircraft. Additional details regarding our security program and security risk assessments can be found in the “Other Benefits” section in the CD&A. In reporting the aggregate incremental cost for personal transportation services and protective intelligence services, we reported costs billed by third parties related to personal transportation services, personal use of certified protection officers, and personal use of protective intelligence services used by Mr. Khosrowshahi. We did not report driver, security or protective intelligence staff salaries, vehicle lease or rental fees, vehicle registration or insurance costs, or other similar costs because we already incur those costs for business purposes.

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Executive Compensation Tables Summary Compensation Table

(4)	Includes payments for certain broad-based benefits provided to all eligible employees, a discussion of which can be found in the “Other Benefits” section in the CD&A, a payment of $849,299 related to non-recurring relocation assistance costs, including travel, commuting, temporary housing costs, and reimbursement of moving costs, in accordance with Company policy, and tax gross-up payments of $14,505 related to business travel and $874,787 related to relocation assistance costs, as described earlier in this footnote.
(5)	Includes payments for certain broad-based benefits provided to all eligible employees, a discussion of which can be found in the “Other Benefits” section in the CD&A, and a tax gross-up payment of $3,093 related to business travel.
(6)	Includes payments for certain broad-based benefits provided to all eligible employees, a discussion of which can be found in the “Other Benefits” section in the CD&A, a tax gross-up payment of $502,086 related to business travel, and costs related to a financial management service benefit provided to executives of the Company.
(7)	Mr. West’s base salary and non-equity incentive plan compensation (i.e., his 2024 Annual Cash Bonus payment) for 2024 were prorated to reflect Mr. West’s unpaid leave of absence from August 17, 2024 through November 10, 2024.
(8)	Represents payments for certain broad-based benefits provided to all eligible employees, a discussion of which can be found in the “Other Benefits” section in the CD&A.

58	2025 Proxy Statement

Executive Compensation Tables Grants of Plan-Based Awards Table

Grants of Plan-Based Awards Table

The following table shows all plan-based awards granted to our NEOs during 2024. The equity awards granted during 2024 identified in the table below are also reported in “Outstanding Equity Awards as of December 31, 2024.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name and Grant Type	Grant Date(1)	Approval Date	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(3)
Dara Khosrowshahi
Annual Cash Incentive	—	2/14/2024	$2,000,000	$4,000,000	—	—	—	—	—	—	—
2024 Annual Options	3/1/2024	2/14/2024	—	—	—	—	—	—	226,782	$ 81.03	$7,902,378
2024 Annual RSUs	3/1/2024	2/14/2024	—	—	—	—	—	75,594	—	—	$6,125,382
2024 Annual Perf. RSUs	3/1/2024	2/14/2024	—	—	67,754	135,509	203,264	—	—	—	$12,835,412
2023 Annual Perf. RSUs	3/1/2024	2/28/2023	—	—	17,899	35,796	53,694	—	—	—	$3,730,659
2022 Annual Perf. RSUs	3/1/2024	2/7/2022	—	—	18,897	37,797	56,696	—	—	—	$3,962,637
Prashanth Mahendra-Rajah
Annual Cash Incentive	—	2/14/2024	$800,000	$1,600,000	—	—	—	—	—	—	—
2023 New Hire Perf. RSUs	3/1/2024	9/25/2023	—	—	6,055	12,110	18,165	—	—	—	$1,262,104
Jill Hazelbaker
Annual Cash Incentive	—	2/14/2024	$800,000	$1,600,000	—	—	—	—	—	—	—
2024 Annual RSUs	3/1/2024	2/14/2024	—	—	—	—	—	71,674	—	—	$5,807,744
2024 Annual Perf. RSUs	3/1/2024	2/14/2024	—	—	13,139	26,280	39,420	—	—	—	$2,489,242
2023 Annual Perf. RSUs	3/1/2024	2/6/2023	—	—	4,074	8,149	12,224	—	—	—	$849,289
2022 Annual Perf. RSUs	3/1/2024	2/7/2022	—	—	4,302	8,604	12,906	—	—	—	$902,043
Nikki Krishnamurthy
Annual Cash Incentive	—	2/14/2024	$700,000	$1,400,000	—	—	—	—	—	—	—
2024 Annual RSUs	3/1/2024	2/14/2024	—	—	—	—	—	53,756	—	—	$4,355,849
2024 Annual Perf. RSUs	3/1/2024	2/14/2024	—	—	9,854	19,710	29,565	—	—	—	$1,866,931
2023 Annual Perf. RSUs	3/1/2024	2/6/2023	—	—	3,201	6,403	9,605	—	—	—	$667,321
2022 Annual Perf. RSUs	3/1/2024	2/7/2022	—	—	3,380	6,760	10,140	—	—	—	$708,718
Tony West
Annual Cash Incentive	—	2/14/2024	$1,600,000	$3,200,000	—	—	—	—	—	—	—
2024 Annual RSUs	3/1/2024	2/14/2024	—	—	—	—	—	71,674	—	—	$5,807,744
2024 Annual Perf. RSUs	3/1/2024	2/14/2024	—	—	13,139	26,280	39,420	—	—	—	$2,489,242
2023 Annual Perf. RSUs	3/1/2024	2/6/2023	—	—	4,657	9,313	13,970	—	—	—	$970,601
2022 Annual Perf. RSUs	3/1/2024	2/7/2022	—	—	4,916	9,833	14,750	—	—	—	$1,030,892
(1)	The vesting schedule applicable to each award is set forth in the “Outstanding Equity Awards as of December 31, 2024” table.
(2)	There is no overall threshold level of performance applicable to our 2024 Annual Cash Bonus Plan. The Gross Bookings, Adjusted EBITDA, and Adjusted EBITDA less SBC goals of our 2024 Annual Cash Bonus Plan were each subject to a performance threshold level of 50%.
(3)	The reported amounts reflect the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718. Because the grant date for a performance-based award occurs for accounting purposes when performance targets are approved, and our 2022, 2023, and 2024 PRSU Awards contain performance targets that we approved in 2024, PRSU award values in this column reflect the accounting costs for the 2024 approved performance targets and include (i) for 2022, 13% of the total 2022 PRSUs (i.e., representing the approved target for 2024 Adjusted EBITDA Margin), (ii) for 2023, 13% of the total 2023 PRSUs (i.e., representing the approved target for 2024 Adjusted EBITDA Margin), and (iii) for 2024, 73% of the total 2024 PRSUs (i.e., 13% representing the approved target for 2024 Adjusted EBITDA Margin, 40% representing the target approved for Gross Bookings Growth, and 20% representing the strategic goals, approved for 2024-2026). For more information regarding the accounting for and assumptions we used to calculate the grant date fair values for RSUs and PRSUs, see the heading “Stock Based Compensation Expense” in Note 1 and 10 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

2025 Proxy Statement	59

Executive Compensation Tables Outstanding Equity Awards as of December 31, 2024

Outstanding Equity Awards as of December 31, 2024

The following table presents information regarding outstanding equity awards held by our NEOs as of December 31, 2024.

		Option Awards(2)						Stock Awards(2)
Name	Award Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Dara Khosrowshahi	3/1/2021	—	—		—	—	—	30,413	(4)	$1,834,512	—		—
	3/1/2022	212,597	212,596	(5)	—	$33.89	3/1/2029	70,865	(5)	$4,274,577	283,462	(6)	$17,098,428
	3/1/2023	100,680	302,040	(7)	—	$32.99	3/1/2030	100,680	(7)	$6,073,018	232,681	(8)	$14,035,318
	3/1/2024	—	226,782	(9)	—	$81.03	3/1/2031	75,594	(9)	$4,559,830	135,509	(10)	$8,173,903
Prashanth Mahendra-Rajah	11/1/2023	50,968	152,905	(11)	—	$43.83	11/1/2030	99,341	(12)	$5,992,249	78,716	(8)	$4,748,149
Jill Hazelbaker	3/1/2021	—	—		—	—	—	5,094	(13)	$307,270	—		—
	3/1/2022	—	—		—	—	—	40,330	(13)	$2,432,706	64,528	(6)	$3,892,329
	3/1/2023	—	—		—	—	—	68,757	(13)	$4,147,422	52,967	(8)	$3,194,969
	3/1/2024	—	—		—	—	—	58,235	(13)	$3,512,735	26,280	(10)	$1,585,210
Nikki Krishnamurthy	10/29/2018	200,000	—		—	$40.82	10/28/2028	—		—	—		—
	3/1/2021	—	—		—	—	—	6,914	(13)	$417,052	—		—
	3/1/2022	—	—		—	—	—	31,688	(13)	$1,911,420	50,700	(6)	$3,058,224
	3/1/2023	—	—		—	—	—	54,023	(13)	$3,258,667	41,617	(8)	$2,510,337
	3/1/2024	—	—		—	—	—	43,677	(13)	$2,634,597	19,710	(10)	$1,188,907
Tony West	3/21/2018	300,000	—		—	$33.65	3/20/2028	—		—	—		—
	3/1/2021	—	—		—	—	—	3,639	(13)	$219,504	—		—
	3/1/2022	—	—		—	—	—	46,091	(13)	$2,780,209	73,746	(6)	$4,448,359
	3/1/2023	—	—		—	—	—	78,580	(13)	$4,739,946	60,535	(8)	$3,651,471
	3/1/2024	—	—		—	—	—	58,235	(13)	$3,512,735	26,280	(10)	$1,585,210
(1)	The award date reflects the legal grant date of the underlying award.
(2)	Awards are subject to a continuous service requirement unless otherwise noted.
(3)	The market value is based on the closing price of our common stock on December 31, 2024 of $60.32 per share.
(4)	25% vested on March 16, 2022 and 25% vests annually thereafter.
(5)	25% vested on March 16, 2023 and 25% vests annually thereafter.
(6)	Vests on March 16, 2025 in amounts based on our and the NEO’s performance between January 1, 2022 and December 31, 2024 as determined by metrics including Adjusted EBITDA Margin, Gross Bookings Growth, and strategic goals. Based on final performance certified by the Compensation Committee in February 2025, the following number of RSUs were eligible to vest as of March 16, 2025: 425,193 RSUs for Mr. Khosrowshahi, 96,792 RSUs for Ms. Hazelbaker, 76,050 RSUs for Ms. Krishnamurthy, and 110,619 RSUs for Mr. West.
(7)	25% vested on March 16, 2024 and 25% vests annually thereafter.
(8)	For all NEOs other than Mr. Mahendra-Rajah, vests on March 16, 2026, and for Mr. Mahendra-Rajah, vests on November 16, 2026, in amounts based on our and the NEO’s performance measured between January 1, 2023 and December 31, 2025 as determined by metrics including Adjusted EBITDA Margin, Gross Bookings Growth, and strategic goals.
(9)	25% vested on March 16, 2025 and 25% vests annually thereafter.
(10)	Vests on March 16, 2027 in amounts based on our and the NEO’s performance between January 1, 2024 and December 31, 2026 as determined by metrics including Adjusted EBITDA Margin, Gross Bookings Growth, and strategic goals.
(11)	25% vested on November 16, 2024 and 25% vests annually thereafter.
(12)	3/48 vested on February 16, 2024 and 1/48 vests monthly thereafter.
(13)	1/48 vests monthly.

60	2025 Proxy Statement

Executive Compensation Tables Stock Option Exercises & Stock Vested During 2024

Stock Option Exercises & Stock Vested During 2024

The following table shows information regarding the vesting of stock awards held by our NEOs during fiscal year 2024.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dara Khosrowshahi	2,500,000	(3)	$88,184,600	(3)	287,550	$21,873,929
Prashanth Mahendra-Rajah					36,898	$2,710,022
Jill Hazelbaker					185,319	$13,516,900
Nikki Krishnamurthy					183,073	$13,396,259
Tony West					184,810	$13,360,556
(1)	Reflects the price of our common stock at time of exercise less the exercise price multiplied by the number of options exercised.
(2)	Reflects the closing price of our common stock on the vesting date multiplied by the number of shares vested.
(3)	Mr. Khosrowshahi was granted a total of 2,500,000 stock options on September 5, 2017, with an expiration date of September 4, 2024, 750,000 of which were subject to a time-based vesting condition and 1,750,000 of which were subject to both a time-based vesting condition and a performance-based vesting condition. The time-based vesting condition was satisfied as of September 5, 2022. The performance-based condition was satisfied on February 6, 2024, due to the achievement over a 90 consecutive day trading period of a fully-diluted equity value of $120 billion based on the average closing price of Uber’s common stock during such period. As a result, the entire option became exercisable on February 6, 2024. The option, which had an exercise price of $33.65 per share, had an expiration date of September 4, 2024. Any options that were not exercised by such expiration date would be forfeited. Mr. Khosrowshahi adopted a rule 10b5-1 trading plan that permitted him to exercise these options prior to the expiration date.

2025 Proxy Statement	61

Executive Compensation Tables Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

Executive Severance Plan

Qualifying Termination Outside of a Change in Control Period

Our Executive Severance Plan provides that, upon a termination of an NEO’s employment by the Company for any reason other than for “cause” or by the NEO for “good reason,” each as defined in our Executive Severance Plan (for purposes of this section, a “qualifying termination”), and subject to the NEO’s execution of an irrevocable release of general claims in favor of the Company, the NEO is entitled to the following severance benefits and compensation:

●	a lump sum cash payment, equal to the sum of: (i) 12 months of the NEO’s then-current salary (24 months in the case of our CEO); (ii) the NEO’s target annual bonus (two times the target annual bonus in the case of our CEO); and (iii) an amount equal to 12 months of medical and dental premiums in effect immediately prior to the NEO’s termination;
●	for time-based equity awards, 12 months of additional vesting following the NEO’s termination; and
●	for performance-based equity awards that have not completed their performance period, pro rata vesting of the awards based on the number of complete months elapsed between the grant date of such awards and the NEO’s termination, plus an additional six months of vesting, with performance measured at an amount equal to the lesser of (i) target, or (ii) actual achievement of the performance metrics applicable to such awards as of the last day of the quarter preceding the quarter of the NEO’s termination. If an NEO’s termination date occurs following the completion of a performance period, but prior to the certification of the results by the Compensation Committee, performance will be based on actual achievement if such certification occurs within 60 days following the NEO’s termination date.

Qualifying Termination in a Change in Control Period

If the NEO’s qualifying termination occurs in the three months prior to or in the 12 months following the occurrence of a “change in control,” as such term is defined in our Executive Severance Plan (for purposes of this section, the “change in control period”), subject to the NEO’s execution of an irrevocable release of general claims in favor of the Company, the NEO is entitled to the same cash payments described above (with the exception of our CEO, as detailed below) and the following equity treatment:

●	for time-based equity awards, all time-based vesting conditions will lapse and the awards will fully vest; and
●	for performance-based equity awards, the same treatment as described above, but with performance measured based on actual achievement as of the NEO’s termination date as determined by the Compensation Committee.

Our Executive Severance Plan does not provide for any single-trigger equity acceleration in the event of a Change in Control. The Executive Severance Plan also does not provide for any tax gross-ups for any excise tax imposed under Section 280G and 4999 of the Code.

CEO Employment Agreement

While our CEO is a participant in our Executive Severance Plan, his employment agreement contains severance commitments that were put in place prior to the adoption of our Executive Severance Plan. In the event of a qualifying termination during a change in control period, our CEO is entitled to the same benefits and compensation described above, except that Mr. Khosrowshahi receives continued health and welfare benefits for the 24 months following the date of his termination. Additionally, if, following a change in control, the surviving entity (i) does not assume Mr. Khosrowshahi’s outstanding equity awards, or (ii) assumes his outstanding equity awards and then cancels such awards, then all of his outstanding time-based equity awards that (x) were not assumed or (y) were assumed and then canceled, will vest. Mr. Khosrowshahi’s employment agreement does not provide for any single-trigger equity acceleration in the event of a Change in Control.

62	2025 Proxy Statement

Executive Compensation Tables Potential Payments Upon Termination or Change in Control

The table below reflects the potential payments to our NEOs upon an involuntary termination with the Company pursuant to the Executive Severance Plan.

Name	Triggering Event	Salary ($)	Bonus ($)	Continued Benefits ($)(1)	Equity Acceleration ($)(2)	Total ($)
Dara Khosrowshahi	Involuntary termination (non-CIC)	$2,000,000	$4,000,000	$26,172	$54,958,235	$60,984,407
	Involuntary termination - CIC	$2,000,000	$4,000,000	$52,345	$79,174,650	$85,226,995
Prashanth Mahendra-Rajah	Involuntary termination (non-CIC)	$800,000	$800,000	$25,862	$5,938,605	$7,564,467
	Involuntary termination - CIC	$800,000	$800,000	$25,862	$13,079,153	$14,705,015
Jill Hazelbaker	Involuntary termination (non-CIC)	$800,000	$800,000	$26,176	$14,662,525	$16,288,701
	Involuntary termination - CIC	$800,000	$800,000	$26,176	$21,318,777	$22,944,953
Nikki Krishnamurthy	Involuntary termination (non-CIC)	$700,000	$700,000	$25,704	$11,629,636	$13,055,340
	Involuntary termination - CIC	$700,000	$700,000	$25,704	$16,772,760	$18,198,465
Tony West	Involuntary termination (non-CIC)	$800,000	$1,600,000	$18,850	$16,359,809	$18,778,659
	Involuntary termination - CIC	$800,000	$1,600,000	$18,850	$23,619,502	$26,038,352
(1)	Represents an amount equal to 12 times the monthly premiums (24 times the monthly premiums for Mr. Khosrowshahi’s during a change in control period) for the health and dental benefit coverage in effect on December 31, 2024.
(2)	Value of equity acceleration is calculated based on the $60.32 closing price of Uber stock on December 31, 2024, unless otherwise noted. For an involuntary termination not during a change in control period, the value of all outstanding performance-based awards is calculated assuming performance is measured at target, unless otherwise noted. For an involuntary termination during a change in control period, the value of all outstanding based performance-based awards is calculated assuming performance is measured at year to date performance as of December 31, 2024, unless otherwise noted. The value of the 2022 PRSUs is calculated based on actual performance for both scenarios.

2025 Proxy Statement	63

Pay Versus Performance

As required by Section 953(a) of the Dodd Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (CAP), as defined under Item 402(v), and certain financial performance measures of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation –Compensation Discussion & Analysis.”

Pay Versus Performance Table

	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)	Gross Bookings (millions)(5)
Year					Total Stockholder Return(4)	Peer Group Total Stockholder Return(4)
2024	$39,408,629	$74,251,272	$9,873,647	$11,581,188	$202.82	$299.72	$9,856	$162,773
2023	$24,248,209	$109,669,788	$10,391,600	$31,757,380	$207.03	$219.40	$1,887	$137,865
2022	$24,276,977	($8,946,037)	$9,583,840	($295,737)	$83.15	$139.00	($9,141)	$115,395
2021	$19,937,818	$4,212,154	$8,227,049	$3,380,603	$140.99	$193.58	($496)	$90,415
2020	$12,246,078	$45,037,091	$9,442,887	$16,013,106	$171.49	$143.89	($6,768)	$57,897
(1)	Total compensation reported for Mr. Khosrowshahi for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”
(2)	Reflects the amount of “compensation actually paid” (CAP) as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Khosrowshahi and the non-PEO NEOs during the applicable year. The following amounts were deducted from and added to the Summary Compensation Table totals shown above:

	PEO ($)	Average Non-PEO NEO ($)
Reported Summary Compensation Table	$39,408,629	$9,873,647
Reported Grant Date Value of Equity Awards	($34,556,468)	($7,301,930)
Year-End Fair Value of Equity Awards Granted During the Year	$25,644,296	$5,105,157
Change in Fair Value as of Year-End for Unvested Equity Awards Granted in Prior Years	$3,610,668	$889,058
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	—	$658,024
Change in Fair Value as of Vest Date for Equity Awards Granted in Prior Years that Vested in the Year	$40,144,148	$2,357,233
Compensation Actually Paid	$74,251,272	$11,581,188
The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the unvested stock options used an estimated term between 0.6 years and 5.3 years in 2024, as compared to an estimated term of 4.8 years used to calculate the grant date fair value of such awards, and (ii) the PRSUs assumed payout multipliers at current expectations, which range from 0% to 150% across different grant years and metrics, in each case as compared to the grant date fair value calculations which assumed a payout at target.
(3)	Represents the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Khosrowshahi, who has served as our CEO since 2017) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Jill Hazelbaker, Nikki Krishnamurthy, Prashanth Mahendra-Rajah, and Tony West; (ii) for 2023, Nelson Chai, Jill Hazelbaker, Nikki Krishnamurthy, Prashanth Mahendra-Rajah, and Tony West; (iii) for 2022, Nelson Chai, Jill Hazelbaker, Nikki Krishnamurthy, and Tony West; (iv) for 2021, Nelson Chai, Jill Hazelbaker, Nikki Krishnamurthy, and Tony West; and (v) for 2020, Nelson Chai, Jill Hazelbaker, Nikki Krishnamurthy, Thuan Pham, and Tony West.
(4)	Reflects the cumulative total return to stockholders, based on a fixed investment of $100 beginning on the last trading day of 2019, on Uber’s common stock relative to the cumulative total returns of the Standard & Poor’s 500 Information Technology Sector Index (S&P 500 IT), which is the index included in our Performance Graph in the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2024.
(5)	We define Gross Bookings as the total dollar value, including any applicable taxes, tolls, and fees, of: Mobility rides; Delivery orders (in each case without any adjustment for consumer discounts and refunds); Driver and Merchant earnings; Driver incentives; and Freight revenue. Gross Bookings do not include tips earned by Drivers. Gross Bookings are an indication of the scale of our current platform, which ultimately impacts revenue. For further discussion on our Gross Bookings measure, please see the disclosure in the CD&A.

64	2025 Proxy Statement

Pay Versus Performance

As described in greater detail in “Executive Compensation – Compensation Discussion & Analysis,” Uber’s executive compensation program reflects a pay-for-performance philosophy. The metrics that Uber uses for both our long- and short term incentive awards are selected based on an objective of incentivizing our NEOs to increase stockholder value. Below are the most important measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year:

Most Important Measures to Determine FY24 CAP
Gross Bookings Adjusted EBITDA TSR Adjusted EBITDA (less SBC) Safety

CAP Versus TSR and Peer TSR

The graph below compares CAP, as computed in accordance with Item 402(v) of Regulation S-K, to Uber’s cumulative TSR and the TSR of its peer group, the S&P 500 IT, over the past five years.

CAP Versus Gross Bookings

The graph below compares CAP, as computed in accordance with Item 402(v) of Regulation S-K, to Uber’s reported Gross Bookings in each respective year.

2025 Proxy Statement	65

Pay Versus Performance

CAP Versus Net Income

The graph below compares CAP, as computed in accordance with Item 402(v) of Regulation S-K, to Uber’s reported Net Income in each respective year.

66	2025 Proxy Statement

Stock Ownership Information

Security Ownership of Certain Beneficial Owners & Management

The following table sets forth certain information with respect to the beneficial ownership of Uber’s common stock as of March 3, 2025, except where noted below, by:

(i)	each of our NEOs,
(ii)	each of our directors and nominees for director,
(iii)	all current directors and executive officers as a group, and
(iv)	each person or entity known by us to own beneficially more than 5% of our common stock based solely on Uber’s review of filings with the SEC pursuant to Section 13(d), 13(g), or Section 16 of the Exchange Act.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 3, 2025 pursuant to the exercise of options or the vesting of RSUs to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The total number of shares outstanding as of March 3, 2025 was 2,091,789,117.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Uber Technologies, Inc., 1725 3rd Street, San Francisco, California 94158.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	% of Shares Outstanding
Named Executive Officers and Directors:
Dara Khosrowshahi(1)	2,286,562	*
Jill Hazelbaker(2)	209,605	*
Nikki Krishnamurthy(3)	671,919	*
Prashanth Mahendra-Rajah(4)	81,146	*
Tony West(5)	565,713	*
Revathi Advaithi(6)	10,988	*
Turqi Alnowaiser(7)	72,843,048	3.48%
Ursula Burns(8)	155,540	*
Robert Eckert(9)	28,069	*
Amanda Ginsberg(10)	17,411	*
Wan Ling Martello(11)	84,795	*
Ronald Sugar(12)	228,127	*
John Thain(13)	177,527	*
David Trujillo(14)	—	*
Alexander Wynaendts(15)	20,479	*
All Current Named Executive Officers and Directors as a Group (15 People)(16)	77,380,929	3.70%
Greater than 5% Stockholders:
BlackRock(17)	139,348,552	6.66%
Capital Research Global Investors(18)	118,131,681	5.65%
The Vanguard Group(19)	167,629,298	8.01%

2025 Proxy Statement	67

Stock Ownership Information Security Ownership of Certain Beneficial Owners & Management

*	Represents beneficial ownership of less than 1%
(1)	Consists of (i) 1,166,114 shares of common stock held by Mr. Khosrowshahi, (ii) RSUs for 543,497 shares of common stock, for which the service-based vesting condition would be satisfied within 60 days of March 3, 2025, and (iii) 576,951 shares of common stock subject to options held by Mr. Khosrowshahi that are exercisable within 60 days of March 3, 2025.
(2)	Consists of (i) 85,738 shares of common stock held by Ms. Hazelbaker, (ii) 10,454 shares of common stock held by the Franks 2021 Irrevocable Trust of which the beneficiaries are members of Ms. Hazelbaker’s immediate family, and (ii) RSUs for 113,413 shares of common stock, for which the service-based vesting condition would be satisfied within 60 days of March 3, 2025.
(3)	Consists of (i) 381,908 shares of common stock held by Ms. Krishnamurthy, (ii) RSUs for 90,011 shares of common stock for which the service-based vesting condition would be satisfied within 60 days of March 3, 2025, and (iii) 200,000 shares of common stock subject to options held by Ms. Krishnamurthy that are exercisable within 60 days of March 3, 2025.
(4)	Consists of (i) 23,644 shares of common stock held by Mr. Prashanth Mahendra-Rajah, (ii) RSUs for 6,534 shares of common stock for which the service-based vesting condition would be satisfied within 60 days of March 3, 2025, and (iii) 50,968 shares of common stock subject to options held by Mr. Mahendra-Rajah that are exercisable within 60 days of March 3, 2025.
(5)	Consists of (i) 137,645 shares of common stock held by Mr. West, (ii) RSUs for 128,068 shares of common stock for which the service-based vesting condition would be satisfied within 60 days of March 3, 2025, and (iii) 300,000 shares of common stock subject to options held by Mr. West that are exercisable within 60 days of March 3, 2025.
(6)	Consists of 10,988 shares of common stock held by Ms. Advaithi.
(7)	Consists of (i) 2,507 shares of common stock held by Turqi Alnowaiser and (ii) 72,840,541 shares of common stock held by The Public Investment Fund. Turqi Alnowaiser is the Deputy Governor and Head of the International Investments Division of The Public Investment Fund which is the sovereign wealth fund of the Kingdom of Saudi Arabia. The address for The Public Investment Fund is P.O. Box 6847, Riyadh 11452, Kingdom of Saudi Arabia.
(8)	Consists of 155,540 shares of common stock held by Ms. Burns.
(9)	Consists of (i) 12,329 shares of common stock held by Mr. Eckert and (ii) 15,740 shares of common stock held by the Robert A. Eckert Living Trust, of which Mr. Eckert is the trustee.
(10)	Consists of (i) 13,519 shares of common stock held by Ms. Ginsberg and (ii) 3,892 shares of common stock held by the Summit 230 Trust dtd 10/11/2019, of which Ms. Ginsberg is a trustee.
(11)	Consists of 84,795 shares of common stock held by Ms. Martello.
(12)	Consists of (i) 208,027 shares of common stock held by The Sugar Family Trust, of which Dr. Sugar is the trustee and (ii) 20,100 shares held by Dr. Sugar.
(13)	Consists of 177,527 shares of common stock held by Mr. Thain.
(14)	Mr. Trujillo does not beneficially own shares of common stock and did not receive stock compensation for his Board service prior to 2024.
(15)	Consists of 20,749 shares of common stock held by Mr. Wynaendts.
(16)	Consists of (i) 75,371,487 shares of common stock held by all our current directors and executive officers as a group, (ii) RSUs for 881,523 shares of common stock for which the service-based vesting condition would be satisfied within 60 days of March 3, 2025, and (iii) 1,127,919 shares of common stock subject to options that are exercisable within 60 days of March 3, 2025.
(17)	Based solely on a Schedule 13G filed on January 26, 2024, BlackRock, Inc. (BlackRock) reported 139,348,552 shares of common stock beneficially owned, or that may be deemed to be beneficially owned, by certain operating units of BlackRock, Inc. and its subsidiaries and affiliates. BlackRock reported that it has sole voting power with respect to 132,822,422 shares of common stock, and sole dispositive power with respect to 139,348,552 shares of common stock. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(18)	Based solely on a Schedule 13G filed on February 13, 2025, Capital Research Global Investors (Capital Research) reported 118,131,681 shares of common stock beneficially owned, or that may be deemed to be beneficially owned, by certain operating units of Capital Research and its subsidiaries and affiliates. Capital Research reported that it has sole voting power with respect to 118,078,226 shares of common stock, and sole dispositive power with respect to 118,131,681 shares of common stock. The address for Capital Research is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(19)	Based solely on a Schedule 13G/A filed on February 13, 2024, The Vanguard Group (Vanguard) reported 167,629,298 shares of common stock beneficially owned, or that may be deemed to be beneficially owned, by certain operating units of Vanguard and its subsidiaries and affiliates. Vanguard reported that it has shared voting power with respect to 2,632,337 shares of common stock, shared dispositive power with respect to 8,613,334 shares of common stock and sole dispositive power with respect to 159,015,964 shares of common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

68	2025 Proxy Statement

Stock Ownership Information Equity Compensation Plan Information

Equity Compensation Plan Information

Plans Approved by our Stockholders

As of December 31, 2024, the Company has four equity compensation plans that have been approved by our stockholders. The category “Equity compensation plans approved by stockholders” in the table below consists of the 2010 Equity Incentive Plan (2010 Plan), the 2013 Equity Incentive Plan (2013 Plan), the 2019 Equity Incentive Plan (2019 Plan), and the 2019 Employee Stock Purchase Plan (ESPP).

Plans Not Approved by our Stockholders

As of December 31, 2024, the Company has one equity compensation plan that had not been approved by our stockholders, the Cornershop Global LLC 2020 Equity Incentive Plan (the Cornershop Plan), which we assumed in connection with our acquisition of Cornershop Global LLC . There are no additional shares available for grant under the Cornershop Plan. No additional awards may be granted under any other assumed or substituted arrangements in connection with mergers and acquisitions.

The following table shows information, as of December 31, 2024, with respect to shares of our common stock that may be issued under existing equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1) (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3) (c)
Equity Compensation Plans Approved by Stockholders	72,679,053		$46.93	536,351,404
Equity Compensation Plans Not Approved by Stockholders	—	(4)	—	—
Total	72,679,053		$46.93	536,351,404
(1)	Consists of the following: 0 shares subject to outstanding awards granted under the 2010 Plan, 1,873,420 shares subject to outstanding awards granted under the 2013 Plan, and 70,805,633 shares subject to outstanding awards granted under the 2019 Plan. PRSUs are, for purposes of this column, assumed to be payable at 100% of target. Following our IPO in 2019, no additional awards have been or will be granted under the 2010 and 2013 Plans.
(2)	The weighted-average exercise price is calculated solely on the exercise prices of the outstanding stock options and SARs and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.
(3)	Consists of 97,054,112 shares available under the ESPP and 439,297,292 shares available under the 2019 Plan, including shares subject to purchase during the current ESPP purchase period. The number of shares reserved for issuance under the ESPP and the 2019 Plan automatically increases on January 1st each calendar year for 10 years, starting on January 1, 2020 and ending on and including January 1, 2029. The number of shares reserved for issuance under the ESPP automatically increases by the lesser of (a) one percent (1.0%) of the total number of our shares outstanding as of December 31st of the immediately preceding calendar year or (b) 25,000,000 shares, or (c) a number determined by our Board. The number of shares reserved for issuance under the 2019 Plan automatically increases by the lesser of (a) five percent (5.0%) of the total number of Uber shares outstanding as of December 31st of the immediately preceding calendar year or (b) a number determined by our Board. The reported number of available shares includes the 103,558,393 shares added to the 2019 Plan and the 20,711,678 shares added to the ESPP on January 1, 2024 as a result of the automatic increase provisions.
(4)	Excludes stock options, RSUs, SARs, and other equity rights assumed or substituted in connection with mergers and acquisitions. As of December 31, 2024, a total of 1,306,543 shares of common stock were issuable upon exercise of outstanding stock options, 25,810 shares were issuable upon the vesting of RSUs, and 1,437 shares were issuable upon the exercise of outstanding SARs under those other assumed or substituted arrangements. The weighted average exercise price of those outstanding stock options and SARs is $9.52 per share. There are no additional shares available for grant under the Cornershop Plan.

2025 Proxy Statement	69

Audit Matters

PROPOSAL 3	Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025. Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of PricewaterhouseCoopers LLP for ratification by stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will review its future selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm.

The Board considers the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025 to be in the best interests of the Company and its stockholders. The Company expects representatives of PricewaterhouseCoopers LLP to attend the 2025 Annual Meeting of Stockholders. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee oversees and monitors the Company’s financial reporting process and systems of internal accounting and financial controls on behalf of the Board. In fulfilling these responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2024. The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed with the independent registered public accounting firm under generally accepted auditing standards, including Auditing Standard No. 1301. In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company and its management.

Based on the considerations referred to above, the Audit Committee recommended to our Board, and the Board subsequently approved the recommendation, that the audited financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for the year ended December 31, 2024 and selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025. This report is provided by the following independent directors, who constitute the Audit Committee:

John Thain (Chair)
Revathi Advaithi
Turqi Alnowaiser
Ursula Burns
Alexander Wynaendts

70	2025 Proxy Statement

Audit Matters Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee engaged PricewaterhouseCoopers LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2024. The Audit Committee was responsible for determination and approval of audit fees primarily based on audit scope, with consideration of audit team skills and experiences.

The following table sets forth the aggregate audit fees billed and expected to be billed by PricewaterhouseCoopers LLP for the indicated fiscal year and the fees billed by PricewaterhouseCoopers LLP for all other services rendered during the indicated fiscal year:

(in thousands)	FY 2023	FY 2024
Audit Fees	$28,796	$28,070
Audit Related Fees	—	—
Tax Fees	$3,086	$2,650
All Other Fees	$10	$12
PricewaterhouseCoopers LLP Total Fees	$31,892	$30,732

Audit Fees

Consists of fees for professional services rendered in connection with the integrated audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, statutory audits of our domestic and international subsidiaries, audits of carve-out subsidiary financial statements, and issuances of consents and other services related to SEC matters. This category also includes fees for accounting consultations and audit services incurred in connection with nonrecurring transactions.

Tax Fees

Consists of fees for professional services for domestic and international tax advisory and compliance services.

All Other Fees

Consists of fees for permitted products and services other than those that meet the criteria above.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Pre-Approval Policy

The Audit Committee is required to pre-approve all audit, audit-related, tax, and non-audit services performed by the independent registered public accounting firm to ensure that the provision of such services does not impair its independence. Pre-approval is generally provided for 12 months from the date of pre-approval, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific fee. The Audit Committee has delegated pre-approval authority to its chairperson or any other committee member designated by the chairperson for requests received between scheduled meetings of the committee. All of the audit, tax and non-audit services provided by PricewaterhouseCoopers LLP in fiscal year 2024 and related fees were approved in accordance with the Audit Committee’s policy.

Vote Required  & Recommendation of the Board

The affirmative vote of a majority of the votes present and entitled to vote on this proposal will constitute approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025. Abstentions will count as a vote against the proposal. Your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal.

Our Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025.

2025 Proxy Statement	71

Additional Information

2025 Annual Meeting Information

In connection with the 2025 Annual Meeting, which will take place on May 5, 2025, our Board has provided these materials to you, either over the internet or via mail. The Notice of Internet Availability (Notice) was mailed to Company stockholders beginning March 24, 2025, and our proxy materials were posted on the website referenced in the Notice on that same date. The Company, on behalf of the Board, is soliciting your proxy to vote your shares at the 2025 Annual Meeting of Stockholders. We solicit proxies to give stockholders of record an opportunity to vote on matters that will be presented at the 2025 Annual Meeting. In the proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

1. What is the Notice and why did I receive it but no proxy materials by mail or email?

Unless you have requested that we provide a copy of our proxy materials (including our 2024 Annual Report) to you by mail or email, we are providing only the Notice to you by mail or email. The Notice will instruct you as to how you may access and review the proxy materials on the internet. The Notice will also instruct you as to how you may access your proxy card to vote over the internet. If you received the Notice by mail or email and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. This proxy statement is dated March 24, 2025 and distribution of the Notice to stockholders is scheduled to begin on or about March 24, 2025. We have adopted this procedure pursuant to rules adopted by the SEC in order to conserve natural resources and reduce our costs of printing and distributing the proxy materials, while providing a convenient method for stockholders to access the materials and vote.

2. Who can vote?

You can vote if, as of the close of business on March 13, 2025 (the record date), you were a stockholder of record of the Company’s common stock and are entitled to vote at the 2025 Annual Meeting and any adjournment or postponement thereof. Each share of Company stock gets one vote. On March 13, 2025, there were 2,091,258,114 shares of common stock issued and outstanding.

3. How do I vote shares held under my name?

Most stockholders can vote by proxy in three ways:

●	By Internet: You can vote via the internet by following the instructions in the Notice or by accessing, before the meeting, www.proxyvote.com or, during the meeting, www.virtualshareholdermeeting.com/UBER2025 and following the instructions contained on that website;
●	By Telephone: In the United States and Canada, you can vote by telephone by following the instructions in the Notice or by calling 1-800-690-6903 and following the instructions; or
●	By Mail: You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

Proxies are solicited by and on behalf of our Board. Dara Khosrowshahi (our Chief Executive Officer), Prashanth Mahendra-Rajah (our Chief Financial Officer) and Tony West (our Chief Legal Officer and Corporate Secretary) have been designated as proxy holders by our Board. If you vote by proxy, your shares will be voted at the Annual Meeting as you direct. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board recommends (“FOR” the election of ten director nominees named in this proxy statement, “FOR” the advisory vote to approve the 2024 compensation of our NEOs, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025, and in accordance with the judgment of the persons voting the proxy on any other matters properly brought before the meeting, if any such matters are properly raised at the meeting).

You can also vote at the virtual Annual Meeting if you are the stockholder of record. If you are the beneficial owner and want to vote your shares at the Annual Meeting, you will need to request a legal proxy from your bank, broker, or other nominee well in advance of the 2025 Annual Meeting. We encourage you to vote your proxy by internet, telephone, or mail prior to the meeting, even if you plan to participate in the virtual meeting.

If you experience any technical difficulties or have any questions regarding the virtual meeting website, please call 844-986-0822 (U.S.) or 303-562-9302 (International), and we will endeavor to assist you. If there are any technical issues in convening or hosting the meeting, we plan to promptly post information to our Investor Relations website, investor.uber.com, including information on when the meeting will be reconvened.

4. Can I change or revoke my vote after I return my proxy card?

Yes. If you are the stockholder of record, you can change or revoke your proxy before the 2025 Annual Meeting by internet, telephone, or mail prior to 11:59 p.m. Eastern Time on May 4, 2025, or by participating in the virtual Annual Meeting and voting. If you are the beneficial owner of shares held in street name, you must follow the instructions for changing or revoking your proxy provided by your broker, bank, or other nominee.

You are the “stockholder of record” for any Company shares that you own directly in your name.

72	2025 Proxy Statement

Additional Information 2025 Annual Meeting Information

You are a “beneficial stockholder” of shares held in street name if your Company shares are held in an account with a broker, bank, or other nominee as custodian on your behalf. The broker, bank, or other nominee is considered the stockholder of record of these shares, commonly referred to as holding the shares in “street name.” As the beneficial owner, you have the right to instruct the broker, bank, or other nominee how to vote your shares.

5. How do I vote shares not held under my name?

If your shares are held in street name by a nominee, the Notice or proxy materials, as applicable, are being forwarded to you by that organization, and you should follow the instructions for voting as set forth on that organization’s voting instruction card.

Under the rules and practices of the NYSE, if you hold shares through a nominee, your nominee is permitted to vote your shares on certain “routine” matters in its discretion even if the nominee does not receive instructions from you. The proposal to ratify the appointment of PricewaterhouseCoopers LLP is considered a “routine” matter, and your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal. The proposals to elect directors and to approve, on an advisory basis, the compensation of our NEOs are “non-routine” matters. The absence of voting instructions from you to your nominee on these “non-routine” matters will result in a “broker non-vote” because the nominee does not have discretionary voting power for those proposals. “Broker non- votes” and “withhold” votes do not constitute votes properly cast favoring or opposing proposals on “non-routine” matters.

6. What vote is required for approval of proposals?

Proposal 1: Election of 10 director nominees named in this proxy statement	Each of the 10 nominees for director who receives a majority of votes properly cast will be elected as a member of our Board (i.e., the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions and “broker non-votes” will not have any effect on the outcome of this vote.
Proposal 2: Advisory vote to approve 2024 named executive officer compensation	To pass, the proposal to approve, on an advisory basis, the 2024 compensation of our NEOs must be approved by the affirmative vote of the majority of votes present and entitled to vote. The vote will be given due regard by, but will not be binding on, the Board. Abstentions will count as a vote against and “broker non-votes” will not have any effect on the outcome of this vote.
Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025	To pass, the proposal to ratify the appointment of PricewaterhouseCoopers LLP must be approved by the affirmative vote of the majority of votes present and entitled to vote. Abstentions will count as a vote against this proposal. Your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal.

7. Who bears the cost of the Company’s proxy solicitation?

The Company will bear the cost of the solicitation of proxies by the Company. Proxies may be solicited by officers, directors, and employees of the Company, none of whom will receive any additional compensation for their services. Innisfree M&A Incorporated may solicit proxies on behalf of the Company at a cost we anticipate will not exceed $30,000. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. The Company will pay all proxy solicitation costs.

8. How do I participate in the 2025 Annual Meeting virtually?

The 2025 Annual Meeting will be conducted virtually via a webcast available at www.virtualshareholdermeeting.com/UBER2025 in accordance with the Rules of Conduct which are set forth on page 75 in their entirety. You are entitled to participate in the 2025 Annual Meeting via the webcast if you were a stockholder as of the close of business on March 13, 2025, the record date, or hold a valid proxy for the meeting. To be admitted to the 2025 Annual Meeting at www.virtualshareholdermeeting.com/UBER2025, you must enter the 16-digit control number found next to the label “Control Number” for postal mail recipients or within the body of the email sending you this proxy statement. If you do not have your 16-digit control number, you will be able to login as a guest but will not be able to vote your shares or submit questions during the meeting.

2025 Proxy Statement	73

Additional Information 2025 Annual Meeting Information

The stockholders’ question and answer session will include questions submitted in advance of, and questions submitted live during, the 2025 Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted during the 2025 Annual Meeting through www.virtualshareholdermeeting.com/UBER2025.

9. Why were my proxy materials included in the same envelope as other people at my address?

Stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If you prefer to receive a separate copy of the proxy materials, please call us at 1-800-579-1639 in the United States, or inform us in writing at: www.proxyvote.com, or by email at sendmaterial@proxyvote.com. We will promptly deliver a separate copy of the proxy materials in response to any such request. If, in the future, you do not wish to participate in householding, you should contact us at the above phone number, address or email.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

Your Vote Is Important

Please vote your proxy promptly so your shares can be represented, even if you plan to participate in the virtual Annual Meeting. You can vote by internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

Our proxy tabulator, Broadridge Financial Solutions, Inc. must receive any proxy that will not be delivered electronically at the virtual 2025 Annual Meeting by 11:59 p.m. Eastern Time on May 4, 2025.

74	2025 Proxy Statement

Additional Information Rules of Conduct

Rules of Conduct

It is our desire to conduct a fair and informative Annual Meeting. To that end, we will conduct the 2025 Annual Meeting in accordance with the Rules of Conduct set forth below.

The Rules of Conduct for the 2025 Annual Meeting are as follows:

1.	Our Company’s bylaws describe requirements for meetings of our stockholders. The Chair of the Annual Meeting (Chair) will conduct the meeting in a manner consistent with those requirements.
2.	The only business matters to be conducted at the Annual Meeting are the matters set forth in the Notice of Annual Meeting of Stockholders and 2025 Proxy Statement dated March 24, 2025.
3.	Each stockholder as of the close of business on March 13, 2025, the record date, wishing to attend, vote, or ask questions during the virtual Annual Meeting will have an opportunity to do so by following these Rules of Conduct.
4.	Because this is a meeting of our stockholders, only our stockholders of record as of the record date are permitted to vote or submit questions while participating in the virtual Annual Meeting. To vote or submit questions, please login as a stockholder by entering the 16-digit control number you received with your proxy materials. If you have voted your shares prior to the start of the Annual Meeting, your vote has been received by the Company’s inspector of elections and there is no need to vote those shares during the Annual Meeting, unless you wish to revoke or change your vote.
5.	We will strictly follow the agenda as we conduct the meeting.
6.	There are three management proposals. Management’s position on these proposals is already stated in the proxy materials that you received. The proxy materials are also available on the virtual meeting website at www.virtualshareholdermeeting.com/UBER2025 and at www.proxyvote.com.
7.	The Chair may, in his discretion, limit the time and extent of any discussion and the time and extent to which any person or persons may be heard.
8.	Nominations made during the meeting for membership on the Board will not be accepted unless the stockholder has previously notified the Corporate Secretary in writing of the intent to make the nomination (following all procedures set forth in the Company’s bylaws), and the person nominated has given written consent to such nomination and agreed to serve if elected. No stockholders have provided timely notice of the intent to make nominations.
9.	Following adjournment of the formal business of the Annual Meeting, the Company will address appropriate questions from stockholders regarding the Company. Such questions may be submitted in the field provided in the web portal during the Annual Meeting.
10.	We have allotted 30 minutes for Q&A, with two minutes for each question. To allow us to answer questions from as many stockholders as possible, we will limit each stockholder to one question. It will help us if questions are succinct and cover only one topic per question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together.
11.	We will answer questions submitted before the meeting first, then questions from the floor of the meeting.
12.	Stockholder questions are welcome, however the Company does not intend to address any questions that are, among other things:
●	irrelevant to the business of the Company or to the business of the Annual Meeting;
●	related to material non-public information of the Company;
●	related to personal matters or grievances;
●	derogatory or otherwise in bad taste;
●	repetitious statements already made by another stockholder;
●	in furtherance of the stockholder’s personal or business interests; or
●	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.
13.	If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters or questions may be raised separately after the Annual Meeting by contacting Uber’s Investor Relations team at investor@uber.com.
14.	In the event of technical malfunction or other significant problem that disrupts the Annual Meeting, the Chair may adjourn, recess, or expedite the Annual Meeting, or take such other action that the Chair determines is appropriate in light of the circumstances.
15.	Recording of the Annual Meeting is strictly prohibited. A webcast playback will be available at www.virtualshareholdermeeting.com/UBER2025 after the meeting, for one year following the Annual Meeting. If there are questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints, we will post answers to a representative set of such questions at investor.uber.com.

2025 Proxy Statement	75

Additional Information 2026 Annual Meeting of Stockholders Information

2026 Annual Meeting of Stockholders Information

Specific information on how to file notices, proposals, and/or recommendations pursuant to either SEC Rule 14a-8 or the provisions in the Company’s bylaws is noted in the following sections. All notices/proposals/recommendations should be sent to:

Uber Technologies, Inc.
c/o Corporate Secretary
1725 3rd Street
San Francisco, California 94158

2026 Annual Meeting of Stockholders Date and Stockholder Proposals

It is anticipated that the 2026 Annual Meeting of Stockholders will be held on May 4, 2026. Pursuant to regulations issued by the SEC, to be considered for inclusion in the Company’s proxy statement for presentation at that meeting, all stockholder proposals pursuant to Rule 14a-8 must be received by the Company on or before the close of business on November 24, 2025.

Annual Meeting Advance Notice Requirements

The Company’s bylaws establish an advance notice procedure for stockholders to present business to be conducted at the 2026 Annual Meeting of Stockholders. In order for a stockholder to present a proposal at the 2026 Annual Meeting of Stockholders pursuant to the advance notice bylaw, the Company must receive written notice of the proposal no earlier than January 5, 2026 and no later than February 4, 2026, and the written notice must comply with the requirements set forth in the Company’s bylaws.

The Nominating and Governance Committee will consider director nominees recommended by stockholders as set forth below.

●	Under the Company’s bylaws, a stockholder who wishes to directly nominate a director candidate at the 2026 Annual Meeting of Stockholders must give the Company written notice no earlier than January 5, 2026 and no later than February 4, 2026. The notice must contain prescribed information about the candidate and about the stockholder proposing the candidate, in accordance with the requirements set forth in the Company’s bylaws.
●	In order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at our 2026 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be received no later than March 6, 2026.
●	The Nominating and Governance Committee and the Board evaluate each nominee based on the selection criteria listed in the corporate governance guidelines, including those nominees recommended by stockholders.

76	2025 Proxy Statement

Additional Information Other Matters

Other Matters

The Board is not aware of any other matters that will be presented for consideration at the 2025 Annual Meeting. However, if any other matters are properly brought before the 2025 Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

2025 Proxy Statement	77

Appendix A—Supplemental Information About Financial Measures

To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (GAAP), we use the following non-GAAP financial measures in this proxy statement: Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period- to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and stockholders benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to stockholders both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional stockholders and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

Financial measures in the Proxy Statement Summary and Business Highlights of this proxy statement, unless otherwise indicated, are reproduced from our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 14, 2025.

Non-GAAP Reconciliations

Adjusted EBITDA Reconciliation ($ in Millions)

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2023	2024	2023	2024
Adjusted EBITDA reconciliation:
Net income (loss) attributable to Uber Technologies, Inc.	$ 1,429	$ 6,883	$ 1,887	$ 9,856
Add (deduct):
Net income (loss) attributable to non-controlling interests, net of tax	271	18	269	(11)
(Income) loss from equity method investments	(5)	10	(48)	38
Provision for (benefit from) income taxes	133	(6,002)	213	(5,758)
Other (income) expense, net	(1,331)	(256)	(1,844)	(1,849)
Interest expense	155	117	633	523
Income from Operations	652	770	1,110	2,799
Add (deduct):
Depreciation and amortization	203	169	823	711
Stock-based compensation expense	469	419	1,935	1,796
Legal, tax, and regulatory reserve changes and settlements	(73)	462	9	1,123
Goodwill and asset impairments/loss on sale of assets	(1)	6	84	3
Acquisition, financing and divestitures related expenses	9	9	36	25
Loss on lease arrangement, net	8	2	4	2
Restructuring and related charges, net	16	5	51	25
Adjusted EBITDA	$ 1,283	$ 1,842	$ 4,052	$ 6,484

78	2025 Proxy Statement

Appendix A—Supplemental Information About Financial Measures Key Terms for Our Key Metrics and Non-GAAP Financial Measures

Free Cash Flow Reconciliation ($ in Millions)

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2023	2024	2023	2024
Free cash flow reconciliation:
Net cash provided by operating activities	$ 823	$ 1,750	$ 3,585	$ 7,137
Purchases of property and equipment	(55)	(44)	(223)	(242)
Free cash flow	$ 768	$ 1,706	$ 3,362	$ 6,895

Key Terms for Our Key Metrics and Non-GAAP Financial Measures(1)

Adjusted EBITDA. Adjusted EBITDA is a Non-GAAP measure. We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investments, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserve changes and settlements, (x) goodwill and asset impairments/loss on sale of assets, (xi) acquisition, financing and divestitures related expenses, (xii) restructuring and related charges and (xiii) other items not indicative of our ongoing operating performance.

Constant Currency. We compare the percent change in our current period results from the corresponding prior period using constant currency disclosure. We present constant currency growth rate information to provide a framework for assessing how our underlying revenue performed excluding the effect of foreign currency rate fluctuations. We calculate constant currency by translating our current period financial results using the corresponding prior period’s monthly exchange rates for our transacted currencies other than the U.S. dollar.

Courier. The term Courier refers to delivery service providers.

Delivery. The term Delivery refers to our Delivering segment. Our Delivery offering allows consumers to search for and discover the best of local commerce - from restaurants to grocery, alcohol, convenience, and other retailers - order a meal or other items, and either pick-up at the restaurant or have it delivered.

Driver. The term Driver collectively refers to independent providers of ride or delivery services who use our platform to provide Mobility or Delivery services, or both.

Free Cash Flow. We define free cash flow as net cash flows from operating activities less capital expenditures.

Gross Bookings. We define Gross Bookings as the total dollar value, including any applicable taxes, tolls, and fees, of: Mobility rides, Delivery orders (in each case without any adjustment for consumer discounts and refunds, Driver and Merchant earnings, and Driver incentives) and Freight revenue. Gross Bookings do not include tips earned by Drivers. Gross Bookings are an indication of the scale of our current platform, which ultimately impacts revenue.

Merchant. The term Merchant collectively refers to restaurants, grocers, and other stores.

Mobility. The term Mobility refers to our Mobility segment. Our Mobility offering connects consumers with a wide range of transportation modalities, such as ridesharing, carsharing, micromobility, rentals, public transit, taxis, and more - helping customers go almost anywhere they need.

Monthly Active Platform Consumers (MAPCs). MAPCs is the number of unique consumers who completed a Mobility ride or received a Delivery order on our platform at least once in a given month, averaged over each month in the quarter. While a unique consumer can use multiple product offerings on our platform in a given month, that unique consumer is counted as only one MAPC. We use MAPCs to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the countries in which we operate.

Rider. The term Rider refers to a consumer of our ride services.

Segment Adjusted EBITDA. We define each segment’s Adjusted EBITDA Margin as the segment Adjusted EBITDA as a percentage of segment Gross Bookings.

Trips. We define Trips as the number of completed consumer Mobility rides and Delivery orders in a given period. For example, an UberX Share ride with three paying consumers represents three unique Trips, whereas an UberX ride with three passengers represents one Trip. We believe that Trips are a useful metric to measure the scale and usage of our platform.

(1)	For additional information regarding key terms for our key metrics and Non-GAAP Financial Measures, please see our Annual Report on Form 10-K for the year ended December 31, 2024.

2025 Proxy Statement	79

Uber

1725 3rd Street
San Francisco, California 94158

uber.com

UBER TECHNOLOGIES, INC.
1725 3RD STREET
SAN FRANCISCO, CA 94158

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UBER2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 4, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees	For	Against	Abstain

1a.	Ronald Sugar	☐	☐	☐

1b.	Revathi Advaithi	☐	☐	☐

1c.	Turqi Alnowaiser	☐	☐	☐

1d.	Ursula Burns	☐	☐	☐

1e.	Robert Eckert	☐	☐	☐

1f.	Amanda Ginsberg	☐	☐	☐

1g.	Dara Khosrowshahi	☐	☐	☐

1h.	John Thain	☐	☐	☐

1i.	David Trujillo	☐	☐	☐

1j.	Alexander Wynaendts	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Advisory vote to approve 2024 named executive officer compensation.	☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

UBER TECHNOLOGIES, INC.
Annual Meeting of Stockholders
May 5, 2025 8:00 AM PT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Uber Technologies, Inc. hereby appoint(s) Dara Khosrowshahi, Prashanth Mahendra-Rajah and Tony West, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon any other business that may properly come before the meeting (or any adjournment or postponement thereof), all of the shares of common stock of Uber Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM PT on May 5, 2025, at www.virtualshareholdermeeting.com/UBER2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED IN THE NAMED PROXIES' DISCRETION ON SUCH MATTER.

Continued and to be signed on reverse side